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                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (hereinafter called the "Agreement"), dated as of September 17, 2001, is executed by and between Texas Regional Bancshares, Inc., a Texas corporation ("Texas Regional") and Riverway Holdings, Inc., a Texas corporation ("Riverway Holdings").

      Texas Regional operates a commercial banking business in Texas through its wholly-owned subsidiary, Texas Regional Delaware, Inc., a Delaware corporation ("TRD") which owns all of the capital stock of Texas State Bank, a Texas state banking association ("Texas State Bank").

      Riverway Holdings operates a commercial banking business in Texas through its wholly-owned subsidiary, Riverway Holdings of Delaware, Inc., a Delaware corporation ( "Riverway Delaware"), which owns all of the authorized, issued and outstanding capital stock of Riverway Bank ("Riverway Bank"). Riverway Bank owns all of the authorized, issued and outstanding capital stock of Hydrox Holdings, Inc., a Texas corporation ("Hydrox") which does not currently conduct active business.

      As used in this Agreement, any reference to the subsidiaries of Riverway Holdings includes any and all direct or indirect subsidiaries of Riverway Holdings, including specifically but without limitation Riverway Delaware, Riverway Bank and Hydrox.

      Each of the shareholders of Riverway Holdings listed on Annex A (the "Principal Shareholders") has of even date herewith executed an Agreement and Irrevocable Proxy, in the form attached hereto as Annex B-1 (the "Agreement and Irrevocable Proxy") for the purposes of evidencing such shareholder's consent to and approval of the transaction herein described, pursuant to which each has agreed to vote for the transaction at the Riverway Holdings shareholders meeting and pursuant to which each has agreed to support and recommend the transaction to the other shareholders of Riverway Holdings. In addition, each of those Principal Shareholders who have an "A" designation opposite their names on Annex A have executed a Lock-Up Agreement in the form attached hereto as Annex B-2 (the "Lock-Up Agreement"), pursuant to which each has agreed not to sell his, her or its shares of TRBS Common Stock for the period described in the Lock-Up Agreement.

                             W I T N E S S E T H:

      This Agreement provides for the merger of Riverway Holdings with and into TRD, a direct wholly-owned subsidiary of Texas Regional, pursuant to the terms of this Agreement, and other transactions herein described. Both as of the date hereof and as of the date of Closing, the aggregate outstanding number of Riverway Holdings shares is and shall be 2,817,815 shares of common stock (the "Riverway Outstanding Shares"). In addition to the Riverway Outstanding Shares, Riverway Holdings has 91,290 shares of treasury stock (the "Riverway Treasury Shares"). As a result of the


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merger, the shareholders of Riverway Holdings (other than any shareholder exercising dissenters' rights of appraisal) will receive shares of Texas Regional Class A Voting Common stock, par value $1.00 per share ("TRBS Common Stock") in exchange for the Riverway Outstanding Shares, a portion of which shall be distributed upon closing and the remainder of which shall be distributed in trust subject to the holdback rights all as further herein described. With the closing of the transaction, Riverway Holdings shall be merged with and into TRD, and each will cease its separate existence. After the merger of Riverway Holdings with and into TRD, Riverway Delaware will be merged with and into TRD, and Riverway Bank will be merged with and into Texas State Bank.

      At or prior to the closing of the merger transaction, all holders of stock appreciation rights issued or granted by Riverway Holdings (the stock appreciation rights being herein referred to as the "SAR's" and the holders of SAR's being herein referred to as the "SAR Holders") shall receive the consideration set forth in the Stock Appreciation Rights Redemption and Release Agreements (individually, a "SAR Redemption Agreement" and collectively the "SAR Redemption Agreements") in exchange for, and in consideration of the termination and cancellation of, all of the outstanding SAR's.

      As a result of the merger of Riverway Holdings with and into TRD, all rights, privileges, immunities, powers and franchises of each of TRD and Riverway Holdings shall be merged into TRD as the surviving corporation. Without any other action, at the Effective Time, TRD shall be vested with all property, real, personal and mixed, of the merging corporations and shall thereafter possess all of the interests, both public and private, of each of the merging corporations and all claims of creditors of each of TRD and Riverway Holdings shall survive and any liens shall be preserved unimpaired in TRD as the surviving corporation. All of the foregoing shall be effected pursuant to and as set forth in this Agreement and in Articles of Merger (the "Articles of Merger") to be executed by and among TRD and Riverway Holdings in the form of required by the Secretary of State of Texas, and a Certificate of Merger (the "Certificate of Merger") to be executed by and among TRD and Riverway Holdings in the form required by the Secretary of State of Delaware.

      In addition, following the Effective Time of the merger of Riverway Holdings into TRD (herein referred to as the "Merger"), it is anticipated that Riverway Delaware will be merged with and into TRD as the surviving corporation. Without any other action, at the effective time of that merger, TRD shall be vested with all property, real, personal and mixed, of the merging corporations and shall thereafter possess all of the interests, both public and private, of each of the merging corporations and all claims of creditors of each of TRD and Riverway Delaware shall survive and any liens shall be preserved unimpaired in TRD as the surviving corporation. All of the foregoing shall be effected pursuant to and as set forth in a Certificate of Merger to be executed by and among TRD and Riverway Delaware in the form required by the Secretary of State of Delaware.

      In addition, following the effective time of the merger of Riverway Delaware into TRD, Riverway Bank will be merged with and into Texas State Bank, and all rights, privileges, immunities, powers and franchises of each of Texas State Bank and Riverway Bank shall be merged into Texas State Bank as the surviving banking association. Without any other action, at the effective time of that merger, Texas State Bank shall be vested with all property, real, personal and mixed, of Riverway Bank and Texas State Bank and shall thereafter possess all of the interests, both

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public and private, of each of Riverway Bank and Texas State Bank, and all claims of creditors of each of Texas State Bank and Riverway Bank shall survive and any liens shall be preserved unimpaired in Texas State Bank as the surviving banking association. All of the foregoing shall be effected pursuant to and as set forth in Articles of Merger to be executed in the form required by the Texas Banking Department by and among Texas State Bank and Riverway Bank.

      For Federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                 PLAN OF MERGER

      1.1 THE MERGER. Following approval of the merger transaction by applicable regulatory authorities and the shareholders of Riverway Holdings, and the fulfillment of other conditions precedent to such merger transaction as herein described, TRD and Riverway Holdings shall each execute and deliver a Certificate of Merger in the form required for filing with the Secretary of State of Delaware and Articles of Merger in the form required for filing with the Secretary of State of Texas. At the Effective Time of the Merger, the shares of common stock, par value $1.00 per share of Riverway Holdings (the "Riverway Common Stock") shall, without the requirement of further action on the part of the shareholders, immediately be converted into the right to receive shares of TRBS Common Stock as herein provided, and each holder of Riverway Common Stock shall cease to be a shareholder of Riverway Holdings and his, her or its share certificate shall for all purposes be deemed only to represent a right to receive shares of TRBS Common Stock pursuant to this Agreement.

      1.2   CONSIDERATION TO RIVERWAY HOLDINGS SHAREHOLDERS.

            1.2.1 At the Effective Time, the shares of Riverway Common Stock held by each shareholder (other than any shareholder validly exercising his or her dissenters' rights of appraisal) shall be automatically converted without any further action on the part of the holder thereof, into the right to receive shares of TRBS Common Stock, as follows:

                  (a) Each Riverway Holdings shareholder shall be entitled to receive 0.417425 shares (the "Closing Exchange Ratio") of TRBS Common Stock for each share of Riverway Common Stock held, subject to adjustment as hereafter described, which shares of TRBS Common Stock shall be distributed to the shareholders of Riverway Holdings by the Texas Regional transfer agent and registrar as soon as practical following the Closing. An aggregate of 1,176,226 shares of TRBS Common Stock (collectively, the "Closing Shares"), subject to adjustment as hereafter described, shall be distributed to Riverway Holdings shareholders pursuant to this section, less any shares that would otherwise be distributed to Riverway Holdings shareholders who exercise dissenters' rights of appraisal. The Closing Exchange Ratio and the

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aggregate number of Closing Shares to be issued in consideration of the Merger are each subject to adjustment as provided in this Agreement, including sections
1.2.2 and 5.9 below.

                  (b) An aggregate of 100,000 shares (the "Holdback Shares") of TRBS Common Stock shall be distributed in trust to Texas State Bank Trust Department, as trustee ("TSB Trustee"), to be held for possible future distribution to Riverway Holdings shareholders or to be returned to Texas Regional for cancellation, as described in the Holdback Escrow Agreement referred to in section 1.2.7 below. Each former Riverway Holdings shareholder (other than any shareholder who has validly exercised such shareholder's dissenters' rights) shall be entitled to receive a distribution of Holdback Shares equal to the number of Holdback Shares to be distributed multiplied by a fraction the numerator of which is the number of shares of Riverway Holdings shares held by that shareholder immediately prior to Closing, and the denominator of which is the total number of Riverway Holdings shares outstanding immediately prior to Closing (excluding for these purposes any shares attributable to shareholders who have validly exercised their dissenters' rights) (such fraction being herein called the "Holdback Exchange Ratio"). The rights under the trust, including the right to receive Holdback Shares, will not be transferable or assignable by the Riverway Holdings shareholders other than by will or by the laws of descent and distribution.

                  (c) For purposes of this Agreement, the aggregate number of Closing Shares as stated in section (a) above (including for these purposes any shares that would be distributed to Riverway Holdings shareholders but for their exercise of dissenters' rights of appraisal), prior to any adjustment pursuant to sections 1.2.2 or 5.9 hereof, plus the aggregate number of Holdback Shares as stated in section (b) above whether or not all Holdback Shares are in fact actually distributed, is referred to as the "Aggregate Maximum Number of Shares."

                  (d) Fractional shares shall not be issued under either section
(a) or (b) above, or otherwise, and any amount otherwise attributable to fractional shares shall be paid in cash in an amount equal to the product of $38.302 multiplied by the fraction of a share of TRBS Common Stock that would otherwise have been issued.

                  (e) Amounts payable in respect of shareholders exercising dissenters' rights shall be payable by the surviving corporation in the Merger in such amounts and at such times as may be required under applicable provisions of law respecting the exercise of dissenters' rights.

                  (f) The aggregate number of Closing Shares of TRBS Common Stock to be delivered at Closing to the shareholders of Riverway Holdings in exchange for their shares of Riverway Common Stock shall in no event exceed 1,176,226 shares, less any shares attributable to fractional shares, less any shares attributable to shareholders that have exercised dissenters' rights in connection with the transactions, less any reduction in the number of shares in the event of an adjustment pursuant to section 5.9, and plus up to 100,000 additional shares in the event an adjustment is made as provided in section
1.2.2. The aggregate number of Holdback Shares of TRBS Common Stock to be distributed to the shareholders of Riverway Holdings pursuant to section 1.2.1(b) and 1.2.7 shall not exceed 100,000 shares, less any Holdback Shares returned to Texas Regional pursuant to the Holdback Escrow Agreement referred to in section 1.2.7.

            1.2.2 In the event that the product of the average closing price for TRBS Common Stock on the Nasdaq National Market System, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), during the eight business days immediately prior to and the eight business days immediately following the date of Federal Reserve action (whether by Federal Reserve Board action or by delegated authority) (the "Average Stock Price") approving the transaction, multiplied by the Aggregate Maximum Number of Shares is less than $47,520,000, the number of Closing Shares to be delivered by Texas Regional to the Riverway Holdings shareholders in consideration for the Merger shall be increased by not more than 100,000 additional shares of TRBS Common Stock, so that the product of the Aggregate Maximum Number of Shares plus such additional shares, multiplied by the Average Stock Price, equals $47,520,000. Texas Regional and Riverway Holdings covenant and agree that the maximum number of additional shares that Texas Regional shall be obligated to deliver pursuant to the foregoing shall not exceed 100,000. However, notwithstanding the foregoing, if the number of additional shares calculated pursuant to the foregoing exceeds 100,000, Texas Regional shall have the option, at its sole election, to either (a) deliver the full number of shares so that the Average Stock Price multiplied by the Aggregate Maximum Number of Shares plus such additional shares equals $47,520,000, or (b) notify Riverway Holdings that the maximum number of additional shares Texas Regional is willing to issue is 100,000. In the event that Texas Regional elects option (b), Riverway Holdings shall then have the option, at its sole election, to either (i) accept as the consideration for the merger the Aggregate Maximum Number of Shares plus 100,000 shares, or (ii) terminate the transaction and immediately reimburse Texas Regional for up to a maximum aggregate of $500,000 of Texas Regional's documented costs and expenses incurred in connection with the proposed Riverway Holdings transactions (including legal and accounting fees, personnel costs, costs related to preparation of applications to banking regulatory authorities, costs related to preparation and completion of a registration statement for filing with the Securities and Exchange Commission ("SEC"), and costs related to Texas Regional's due diligence efforts, whether such costs are internal costs of Texas Regional or amounts paid to third parties).

            1.2.3 Immediately prior to the Effective Time, each SAR Holder shall receive from Riverway Holdings consideration calculated and payable as described in the form of SAR Redemption Agreement attached to this Agreement as Annex C (the "SAR Consideration") in exchange for, and in consideration of the termination and cancellation of, his or her SAR's. All of the holders of SAR's have executed, effective of even date herewith, a SAR Redemption Agreement which evidences each SAR Holder's consent and agreement to accept the SAR Consideration in exchange for, and in consideration of the cancellation and termination of, their SAR's as herein provided. Any amount paid and any related costs (including taxes attributable) shall be fully accrued as an expense prior to determination of whether the net worth of Riverway Holdings meets the requirement of section 5.9 below.

            1.2.4 At or following the Effective Time, certificates evidencing the number of Closing Shares to which each Riverway Holdings shareholder becomes entitled shall be delivered by Texas Regional's transfer agent and registrar to such shareholder, upon surrender of the shareholder's share certificate or certificates evidencing shares of Riverway Holdings stock. Texas Regional share certificates for Closing Shares shall be delivered at the time of Closing to shareholders who have surrendered their Riverway Holdings share certificates at or prior to the date of Closing accompanied by a letter of transmittal in form required by Texas Regional, and Holdback Shares shall be delivered at the time or times herein provided to shareholders who have surrendered their Riverway Holdings share certificates at or prior to the time of distribution of Holdback Shares, either
(i) by mailing the same to the shareholder at the shareholder's address as stated on the stock transfer records of Riverway Holdings, or (ii) by such other arrangements as may be mutually agreed by and between such former Riverway Holdings shareholder and Texas Regional or Texas Regional's transfer agent. Any delivery of Texas Regional share certificates for Closing Shares to shareholders who surrender their Riverway Holdings share certificates following the date of Closing shall be mailed to the former Riverway Holdings shareholder within a reasonable period of time (not to exceed 30 calendar days) following receipt of the shareholder's Riverway Holdings share certificate. Any Holdback Shares that would otherwise be distributed out of the trust to a shareholder who has not delivered his or her Riverway Holdings share certificates may be held by TSB Trustee until such share certificate has been received. The stock transfer records of Riverway Holdings shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of Riverway Holdings capital stock shall take place thereafter.

            1.2.5 Any Texas Regional share certificate that would otherwise have been delivered pursuant to section 1.2.4 to any shareholder of Riverway Holdings who has exercised his, her or its dissenters' rights of appraisal pursuant to applicable provisions of law shall be retained by Texas Regional until the earlier of (i) such time as the shareholder relinquishes his, her or its right of dissent, at which time the provisions of section 1.2.4 shall apply, except that the time for delivery of such Texas Regional share certificate shall be extended to a reasonable period of time following the date of relinquishment of such dissenters' rights; or (ii) the time of settlement or judicial or other resolution of such shareholder's dissenters' rights action, at which time Texas Regional's obligation to issue or deliver shares to such shareholder shall cease and be of no further force or effect.

            1.2.6 Any dividends (including stock dividends) or other amounts payable to shareholders who surrender their share certificates after the date of Closing shall not be payable until surrender of the shareholder's Riverway Holdings share certificate, nor shall any such amounts bear interest attributable to periods either before or after the date of Closing. Any dividends (including stock dividends) or other amounts attributable to Holdback Shares held in trust pursuant to section 1.2.7 shall be distributed to Riverway Holdings shareholders as soon as practicable (not to exceed 10 days) following the date of payment.

            1.2.7 The Holdback Shares are being distributed into trust in part to protect Texas Regional from any actual, potential or contingent liability arising out of or in any manner related to Riverway Bank's business of providing custodial services for brokered certificates of deposit (the "CD Custodial Business"). The Holdback Shares shall be held and distributed pursuant to the provisions of a Holdback Escrow Agreement in the form of Annex D attached hereto and incorporated herein by this reference for all relevant purposes.

      1.3 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the "Closing Date"):

            1.3.1 The month end next following expiration of the latter of (i) any required waiting period following the date of approval by the Federal Reserve Board as required by section 5.4 herein, or (ii) fulfillment or waiver of other conditions precedent to such transactions as herein described; or

            1.3.2 Such date as may be prescribed by the Federal Reserve Board, the Texas Banking Department or by any other federal or state agency or authority pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the transactions provided herein may not be effected; or

            1.3.3 If the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas Regional, pursuant to this Agreement (including section 5.4 hereof), has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas Regional, to the consummation of the transactions contemplated hereby; or

            1.3.4 Such other date as Riverway Holdings and Texas Regional may select by mutual agreement.

The Closing shall take place at the offices of Texas Regional, 3900 North 10th Street, Suite 1100, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable. If such Closing shall not have been accomplished on or before February 28, 2002, this Agreement shall, at the election of either Riverway Holdings or Texas Regional by written notice, terminate and be of no further force or effect. Any termination which occurs through no fault of Riverway Holdings or Texas Regional shall be without liability to any of the parties hereto, except as otherwise specifically provided herein. This Agreement may be terminated at any time prior to the Effective Time by the mutual action of the respective Boards of Directors of Riverway Holdings and Texas Regional.

      1.4 EFFECTIVE TIME. The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Articles of Merger, to become effective on the Closing Date. The Merger shall become effective (herein referred to as the "Effective Time") upon issuance of a Certificate of Merger by the Office of Secretary of State of Delaware, pursuant to which Riverway Holdings is merged with and into TRD.

      1.5 EFFECT OF MERGER. As a result of the Merger (and the subsequent merger of Riverway Delaware with and into TRD), the assets, liabilities and business of each of Riverway Holdings and Riverway Delaware, including ownership of all of the capital stock of Riverway Bank, shall be acquired by TRD, free and clear of any and all liens, claims or encumbrances other than those described in Section
1.5 of the Disclosure Letter.

      1.6 TRD MERGER AND BANK MERGER. Riverway Holdings and Riverway Delaware shall take, in advance of the Effective Time, any action requested by Texas Regional to facilitate the merger of Riverway Delaware with and into TRD, and the merger of Riverway Bank with and into Texas State Bank, including execution and delivery of Certificates of Merger, Articles of Merger, any requested certificates of officers, and such other documents as may be required to cause such mergers to each become effective in a timely manner.

      1.7 RIVERWAY SHAREHOLDER REPRESENTATIVE. Jack H. Mayfield, Jr. (the "Riverway Shareholder Representative") is hereby irrevocably appointed as the attorney in fact and agent of the Riverway Holdings shareholders effective upon Closing for all purposes of the Holdback Escrow Agreement, attached hereto as Annex D and made a part hereof, to act as agent for the Riverway Holdings shareholders to facilitate the consummation of the transactions herein described and to facilitate distribution of consideration to the Riverway Holdings shareholders. Texas Regional shall be entitled to rely upon the Riverway Shareholder Representative's authority to act on behalf of the Riverway Holdings shareholders in his capacity as such agent. The Riverway Shareholder Representative shall have authority on behalf of the Riverway Holdings shareholders, and shall promptly and completely exercise such authority in a timely fashion to:

      (a) participate in, represent and bind the Riverway Holdings shareholders in all respects with respect to any arbitration or legal proceeding relating to the Holdback Escrow Agreement, including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, to enter into any settlement, and to entry of judgment, each with respect to any or all of the Riverway Holdings shareholders;

      (b) receive, accept and give notices and other communications relating to the Holdback Escrow Agreement;

      (c) take any action that the Riverway Shareholder Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by the Holdback Escrow Agreement; and

      (d) execute and deliver any instrument or document that the Representative deems necessary or desirable in the exercise of his authority under this section 1.7.

      Those Riverway Holdings shareholders who, as of immediately prior to the Effective Date, hold a majority of the Riverway Common Stock may, at any time and by written action delivered to Texas Regional, remove the Riverway Shareholder Representative or any successor thereto, but such removal shall be effective only upon the replacement of such Riverway Shareholder Representative or successor by a new Riverway Shareholder Representative designated, by written notice delivered to Texas Regional, by those Riverway Holdings shareholders who, as of immediately prior to the Effective Date , hold a majority of Riverway Common Stock, PROVIDED, however, that any such notice shall be only effective upon actual receipt by Texas Regional. Any such written notice shall be delivered to Texas Regional in accordance with the notice provisions set forth herein. If any Riverway Shareholder Representative shall have died, become incapacitated or unable to serve, those Riverway Holdings shareholders who, as of immediately prior to the Effective Date, hold a majority of Riverway Common Stock shall promptly designate by written notice delivered to Texas Regional, a replacement Riverway Shareholder Representative. Any reasonable costs and expenses incurred by the Riverway Shareholder Representative in connection with actions taken pursuant to or permitted by this section will be borne by the Riverway Holdings shareholders and paid or reimbursed to the Riverway Shareholder Representative pro rata. The Riverway

Holdings shareholders agree that the Riverway Shareholder Representative may require that Holdback Shares which would otherwise be distributed to Riverway Holdings shareholders pursuant to the Holdback Escrow Agreement be distributed to the Riverway Shareholder Representative at any time in connection with such reimbursement.

      The foregoing authority is granted and conferred in consideration for the various agreements and covenants of Texas Regional contained herein. In consideration of the foregoing, and subject to the successorship provisions of this section, this authorization granted to the Riverway Shareholder Representative shall not be terminated by any act of any of the Riverway Holdings shareholders or by operation of law, whether by death or incompetence of any Riverway Holdings shareholder or by the occurrence of any other event. If after the execution hereof, any such Riverway Holdings shareholder shall die or become incompetent, the Riverway Shareholder Representative is nevertheless authorized and directed to exercise the authority granted in this section as if such death or incompetence had not occurred and regardless of notice thereof. The Riverway Shareholder Representative shall have no liability to any Riverway Holdings shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Riverway Shareholder Representative in good faith and without willful misconduct.


                                    ARTICLE 2

              REPRESENTATIONS AND WARRANTIES OF RIVERWAY HOLDINGS

      Riverway Holdings hereby represents and warrants to, and covenants and agrees with, Texas Regional as follows:

      2.1 ORGANIZATION, STANDING AND AUTHORITY OF RIVERWAY HOLDINGS. Riverway Holdings is a Texas corporation, duly organized, validly existing and in good standing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. Riverway Holdings directly owns all of the issued and outstanding capital stock of Riverway Delaware and thereby indirectly owns all of the issued and outstanding capital stock of Riverway Bank and Hydrox. Riverway Holdings is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations in all material respects. True and complete copies of the Articles of Incorporation and Bylaws of Riverway Holdings as amended to date, have been delivered to Texas Regional. Riverway Holdings is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The only business of Riverway Holdings is its ownership and operation of its subsidiary, Riverway Delaware, and ancillary activities directly related thereto. Riverway Holdings has no assets other than (a) its ownership of all of the capital stock of Riverway Delaware, (b) certain cash accounts and other assets related to that certain Indenture executed as part of the March Trust Preferred Issue, dated as of March 28, 2001 by and between Riverway Holdings and Wilmington Trust Company related to the Junior Subordinated Deferrable Interest Debentures therein described, (c) certain cash accounts and other assets related to that certain Indenture executed as part of the July Trust Preferred Issue, dated as of July 16, 2001 by and between Riverway Holdings and Bank of New York related to the Junior Subordinated Deferrable Interest Debentures therein described, and (d) a deferred tax asset as set forth in the Interim Financial Statements. The obligations evidenced by and described in the Indentures referred to in (b) and
(c) are herein sometimes called the "Junior Subordinated Debentures." Neither Riverway Holdings nor any of its subsidiaries has any liabilities, liquidated or unliquidated, fixed or contingent, other than its obligations as described in
Section 2.1 of the Disclosure Letter, in an amount equal to, or in excess of, $50,000 in the aggregate, except (i) obligations and liabilities which are fully accrued and reserved against in the consolidated balance sheet of Riverway Holdings and its subsidiaries as of December 31, 2000, included in the Riverway Financial Statements or in the notes thereto, (ii) the Junior Subordinated Debentures, and (iii) deposit liabilities incurred after December 31, 2000 in the ordinary course of business consistent with past practices since the date of the balance sheets included in the Riverway Financial Statements which are fully reflected on the books of Riverway Holdings as of the date hereof. Since December 31, 2000, neither Riverway Holdings nor any of its subsidiaries has incurred or paid any obligation or liability which would have a Material Adverse Effect (as hereafter defined). There is presently no default, and no event or circumstance which with the passage of time or the giving of notice could constitute a default, by Riverway Holdings or any other person under the terms of any instrument describing or securing the obligations of Riverway Holdings or its subsidiaries, except for minor defaults which would not have, individually or in the aggregate, a Material Adverse Effect. All of the indebtedness and other obligations of Riverway Holdings have been created and incurred (including any offering or sale of Riverway Holdings Junior Subordinated Debentures and transactions related thereto) in compliance with all applicable regulatory requirements in all material respects, including required approvals of the Federal Reserve Board, and all other requirements of law, including compliance with applicable securities laws and regulations in all material respects. Riverway Holdings is not a member of any joint venture or partnership and Riverway Holdings does not own the securities of any other entity other than as herein described and in section 2.3 of the Disclosure Letter.

      2.2 ORGANIZATION AND OPERATION OF RIVERWAY DELAWARE. Riverway Delaware is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. Riverway Delaware directly owns all of the issued and outstanding capital stock of Riverway Bank. Riverway Delaware is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations in all material respects. True and complete copies of the Certificate of Incorporation and Bylaws of Riverway Delaware, as amended to date, have been delivered to Texas Regional. Riverway Delaware is not a reporting company under the 1934 Act. The only business of Riverway Delaware is its ownership and operation of its wholly owned subsidiary, Riverway Bank and ancillary activities directly related thereto. Riverway Delaware has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of Riverway Bank. Without limiting the generality of the foregoing, Riverway Delaware is not a member of any joint venture or partnership and Riverway Delaware does not own the securities of any other entity other than as herein described.

      2.3 ORGANIZATION AND OPERATION OF RIVERWAY BANK. Riverway Bank is a Texas state banking association, duly organized and existing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including specifically its commercial banking business. Riverway Bank has no branch bank facilities and holds no branch licenses. No applications are pending for establishment of any branch facilities. True and complete copies of the Articles of Association and Bylaws of Riverway Bank, as amended to date, have been delivered to Texas Regional. Riverway Bank (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Texas Banking Department and its primary federal regulator, the Federal Deposit Insurance Corporation, and other applicable regulatory authorities; (ii) is an insured bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. All books and records related to the business of Riverway Bank are true, correct and complete. Riverway Bank's banking and other business activities are in full compliance with sound banking practices and applicable provisions of law, including the Texas Banking Code, the Federal Reserve Act and the regulations of the Texas Banking Department and the Federal Reserve Board in all material respects. Except as disclosed in Section 2.3 of the Disclosure Letter, Riverway Bank has no subsidiaries or affiliates, owns no voting securities of any other corporation, and is not a member of any joint venture or partnership.

      2.4 ORGANIZATION AND OPERATION OF HYDROX. Hydrox is a Texas corporation, duly organized, validly existing and in good standing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. Riverway Bank owns all of the issued and outstanding capital stock of Hydrox. True and complete copies of the Articles of Incorporation and Bylaws of Hydrox, as amended to date, have been delivered to Texas Regional. Hydrox does not currently conduct active business operations and has no assets (except cash in the amount of $1,000) and no liabilities.

      2.5 CAPITALIZATION AND OWNERSHIP. The authorized capital stock of Riverway Holdings consists of (i) 50,000,000 shares of common stock, par value $1.00 per share, of which a total of 2,817,815 shares (the "Common Shares") are outstanding, all of which have been validly issued, are fully paid, nonassessable, and are owned beneficially and of record by the persons named in the shareholder list included as Section 2.5 of the Disclosure Letter, and 91,290 issued but not outstanding shares which are, and which will at Closing be, held by Riverway Holdings as treasury shares; and (ii) 20,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are issued or outstanding, and in fact no shares of preferred stock have ever been issued by Riverway Holdings. The Common Shares have not been issued in violation of the preemptive rights of any stockholder. The authorized capital stock of Riverway Delaware consists of 3,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by Riverway Holdings. The authorized capital stock of Riverway Bank consists of 5,000,000 shares of common stock, par value $10.00 per share, 571,821 of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and owned beneficially and of record by Riverway

Delaware and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding. The authorized capital stock of Hydrox consists of 10,000 shares of capital stock, par value $0.01 per share, 1,000 of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and owned beneficially and of record by Riverway Bank. There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating Riverway Holdings, Riverway Delaware, Hydrox or Riverway Bank to issue, directly or indirectly, additional shares of capital stock, and no authorization therefor has been given. Pursuant to section 4.10, as of Closing there will be no bonus agreements, incentive compensation agreements, rights or other agreements of any kind outstanding pursuant to which Riverway Holdings or any subsidiary is obligated to pay any person any amount calculated with respect to the value (including any appreciation in value) of the capital stock of Riverway Holdings. Riverway Holdings has granted SAR's only to the persons listed on Section 2.5 of the Disclosure Letter (the "SAR Holders"), and only in the amounts indicated in Section 2.5 of the Disclosure Letter, which list is true, correct and complete in all respects. The SAR Holders have no right to assign or transfer their SAR's to any other person. Upon payment of the SAR Consideration to the SAR Holders, all of the SAR's will be terminated and cancelled and there shall be no further liability of Riverway Holdings, Riverway Delaware, Riverway Bank or any affiliate thereof with respect to the SAR's. Neither Riverway Holdings, Riverway Delaware nor Riverway Bank has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

      2.6   FINANCIAL STATEMENTS AND RECORDS.

            2.6.1 Riverway Holdings has delivered to Texas Regional (i) the audited consolidated balance sheet of Riverway Holdings and its subsidiaries as of December 31, 2000, 1999 and 1998, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the each of the years then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements (the "Riverway Audited Financial Statements"). Except to the extent qualified by the report of the independent accountant thereon, the Riverway Audited Financial Statements fairly present the financial position of Riverway Holdings and its subsidiaries as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. To the best knowledge of Riverway Holdings, audits of Riverway Holdings and its subsidiaries have been conducted in accordance with generally accepted auditing standards. In addition, Riverway Holdings has delivered to Texas Regional its unaudited balance sheet and regulatory report of condition of Riverway Holdings as of June 30, 2001, and unaudited balance sheet and regulatory report of condition of Riverway Bank as of June 30, 2001 and the related unaudited statements of income for the six-month period then ended (collectively, the "Riverway Interim Financial Statements"). The balance sheet included within the Riverway Interim Financial Statements is herein referred to as the "Riverway Current Balance Sheet." In the opinion of the management of Riverway Holdings, the Riverway Interim Financial Statements also fairly present the financial position of Riverway Holdings and Riverway Bank as of the date thereof and the results of their respective operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis. The Riverway Audited Financial Statements and the Riverway Interim Financial Statements are collectively referred to hereinafter as the "Riverway Financial Statements." Except for the July Trust Preferred Issue, and as described in the accountant's reports on the Riverway Financial Statements and on Section 2.1 of the Disclosure Letter, the Riverway Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, Riverway Holdings represents to Texas Regional that, except for the July Trust Preferred Issue and as noted in Section 2.1 of the Disclosure Letter, Riverway Holdings and its subsidiaries have no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the Riverway Financial Statements, except (a) deposit liabilities and other current liabilities incurred in the ordinary course of business since the date of the balance sheets included therein, and (b) in the case of interim financial statements, normal recurring year-end adjustments, none of which are or will be material. As of the time of Closing, any material liabilities, accrued, contingent or otherwise, which have been incurred since June 30, 2001, will have been fully disclosed to Texas Regional.

            2.6.2 Except as set forth in Section 2.6.2 of the Disclosure Letter, since December 31, 1999, there have not been any changes which would have a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, other than changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, nor have there been any other events or conditions of any character which individually or in the aggregate have or could reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings or its subsidiaries.

            2.6.3 The books and records of Riverway Holdings and its subsidiaries reflect the transactions to which they are or were a party or by which their properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied. As of the date hereof and as of the Closing, all of the minute books of Riverway Holdings and its subsidiaries are and will be complete, accurate and current.

            2.6.4 Riverway Bank conducts no business activities that require trust powers.

      2.7   LOANS.

            2.7.1 All loans included in the assets of Riverway Holdings and its subsidiaries, including specifically Riverway Bank, and all commitments to make loans (which includes mortgage loan and leasing transactions, and off balance sheet lending transactions such as letters of credit, and which constitutes all of the lending business of Riverway Holdings), have been made in the ordinary course of business of Riverway Holdings and its subsidiaries and are adequately reserved pursuant to the Loan Loss Reserve (as hereafter defined) of Riverway Bank.

            2.7.2 All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of Riverway Holdings and loans to any person or company related to or affiliated with any such person, are listed on the related party transaction list provided to Texas Regional by Riverway Holdings (and marked for identification by Texas Regional and Riverway Holdings), which listing is herein called the "Related Party Transaction List". In the reasonable opinion of the management of Riverway Holdings, the loans listed on the Related Party Transaction List do not present more than the normal risk of uncollectibility or other unfavorable features.

            2.7.3 The reserves for loan losses of Riverway Bank (which constitute the total reserves of Riverway Holdings) have been calculated in accordance with all applicable rules and regulations. In the reasonable opinion of the management of Riverway Holdings, the reserve for loan losses shown on the Riverway Current Balance Sheet (the "Loan Loss Reserve") is adequate in all respects to provide for all losses on loans outstanding as of the date of the Riverway Current Balance Sheet and the Loan Loss Reserve as shown on the balance sheet delivered immediately prior to Closing will be adequate in all respects to provide for all losses on loans outstanding as of that date.

      2.8 PROPERTIES. Except as set forth on Section 2.8 of the Disclosure Letter, Riverway Holdings and its subsidiaries, including Riverway Bank, have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which they purport to own, including without limitation, all assets and properties reflected on the Riverway Current Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the Riverway Current Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the Riverway Current Balance Sheet or the notes, if any, to the Riverway Holdings Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by Riverway Bank from Federal Reserve Banks and the Federal Home Loan Bank of Dallas, security interests granted to J.P. Morgan Chase Bank to secure repurchase agreements with J.P. Morgan Chase Bank, security interests granted to secure repurchase agreements with other customers of the Bank, and security interests in securities pledged in the ordinary course of business to secure deposits of funds by federal, state or other governmental agencies, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and such liens, mortgages, security interests, encumbrances and charges as are not, in the aggregate, material to the assets and properties of Riverway Holdings. All improvements, buildings and structures located on real estate owned by Riverway Holdings and its subsidiaries, and the use by Riverway Holdings and its subsidiaries of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by Riverway Holdings and its subsidiaries, conform in all material respects to applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances. All such improvements, buildings and structures located on real estate owned by Riverway Bank, and all of the material, tangible personal property owned by Riverway Holdings and its subsidiaries, are in good operating condition and repair, reasonable wear and tear excepted. Listed on Section 2.8 of the Disclosure Letter are all policies of title insurance covering such properties.

      2.9 ENVIRONMENTAL MATTERS. To the best knowledge of Riverway Holdings, neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by Riverway Holdings and its subsidiaries, including Riverway Bank (including any owned by and used in connection with the business of Riverway Bank and any foreclosed properties owned by Riverway Bank), or on any real property used by Riverway Bank in connection with the business of Riverway Bank or on any immediately adjacent property, as a result of any Environmental Hazards on or emanating from the Real Property. The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." Included on Section 2.9 of the Disclosure Letter is a list of any environmental survey or report related to any of the Real Property, true, correct and complete copies of which have been provided to Texas Regional. As used in this Agreement, the term "Environmental Hazards" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

      2.10 LITIGATION AND CLAIMS. Except as described in Section 2.10 of the Disclosure Letter, there is no litigation, claim or other proceeding pending or, to the knowledge of Riverway Holdings, threatened, against Riverway Holdings or any of its subsidiaries, or of which the property of Riverway Holdings or any of its subsidiaries is or would be subject, which could reasonably be expected to result in a judgment, decree or order having or that could have a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole. Except as described in
Section 2.10 of the Disclosure Letter, no litigation has been filed against Riverway Holdings or any of its subsidiaries, including Riverway Bank, or any related or affiliated party, arising out of the CD Custodial Business, whether or not such cause of action is presently pending. Except as set forth on Sections 2.1 and 2.10 of the Disclosure Letter, no claim is presently pending against Riverway Holdings or any of its subsidiaries, including Riverway Bank, or any related of affiliated party, arising out of the CD Custodial Business.

      2.11 COMPLIANCE WITH LAWS. To the best knowledge of Riverway Holdings, Riverway Holdings and its subsidiaries have complied with, and are presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending. To the best knowledge of Riverway Holdings, Riverway Holdings and its subsidiaries are in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. To the best knowledge of Riverway Holdings, all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Riverway Holdings and its subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Riverway Holdings' and its subsidiaries' knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof. The consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

      2.12 TAXES. Riverway Holdings and its subsidiaries have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Riverway Holdings nor any subsidiary of Riverway Holdings is delinquent in the payment of any taxes shown on such returns or reports. Riverway Holdings has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Riverway Holdings been notified of any proposed examination. There are included in the Riverway Current Balance Sheet, or reflected in the notes to the Riverway Holdings Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Riverway Holdings and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 2001, for the year ended December 31, 2000, and for all fiscal years prior thereto. Neither Riverway Holdings nor any subsidiary of Riverway Holdings has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Riverway Holdings nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither Riverway Holdings nor any of its subsidiaries has filed a consent pursuant to
Section 341(f) of the Internal Revenue Code or otherwise.

      2.13 CONTRACTS. Except as set forth in Section 2.13 of the Disclosure Letter, or on the Loan Commitment Schedule marked for identification by both Riverway Holdings and Texas Regional, neither Riverway Holdings nor any subsidiary thereof is a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit-sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;
(iv) contracts or commitments for capital expenditures after June 30, 2001, in excess of $50,000 in the aggregate for any one project; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the ordinary course of business in amounts of less than $500,000 in any one transaction and $1,000,000 in the aggregate; (vii) other than as set forth in the Related Party Transaction List, agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of Riverway Holdings, or any person or company related to or affiliated with any such person, is a party; (viii) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or

(ix) material contracts, other than the foregoing, not made in the ordinary course of business. Riverway Holdings and its subsidiaries have in all material respects performed all obligations required to be performed by them to date. Neither Riverway Holdings nor any of its subsidiaries is in default, and no event has occurred which, with notice or the lapse of time or action by a third party, could result in a default by Riverway Holdings or any of its subsidiaries, (a) under any outstanding indenture, mortgage, contract, lease or other agreement to which it is a party or by which it is bound, which could reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole; (b) under any provision of its Articles of Incorporation or Bylaws or other organizational documents which might result in a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole; or (c) under any agreement with federal or state regulatory authorities. Riverway Holdings and its subsidiaries do not have outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

      2.14 APPROVALS; VALIDITY OF AGREEMENT. The Board of Directors of Riverway Holdings has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby. The Merger has been fully approved by the Board of Directors of Riverway Holdings and the Board of Riverway Holdings has recommended the Merger to the shareholders of Riverway Holdings. The subsequent merger of Riverway Delaware with and into TRD has been approved by the Board of Directors of Riverway Delaware and by Riverway Holdings as the sole shareholder on behalf of Riverway Delaware. Shareholders holding voting common stock of Riverway Holdings are the only persons with the power to consider and vote upon the transactions herein described, on behalf of Riverway Holdings, including the right to vote on the merger of Riverway Holdings with and into TRD. Each of the Principal Shareholders of Riverway Holdings has of even date herewith executed an Agreement and Irrevocable Proxy for the purposes of evidencing such shareholder's consent to and approval of the transaction herein described, pursuant to which each has agreed to vote for the transaction at the Riverway Holdings shareholders meeting and pursuant to which each has agreed to support and recommend the transaction to the other shareholders of Riverway Holdings. In addition, each of those Principal Shareholders who have an "A" designation opposite their names on Annex A have executed a Lock-Up Agreement pursuant to which each has agreed not to sell his, her or its shares of TRBS Common Stock for the period described in the Lock-Up Agreement. The Principal Shareholders own beneficially and of record not less than 60% of the outstanding common stock of Riverway Holdings and the Principal Shareholders who have an "A" designation opposite their names on Annex A own beneficially and of record not less than 50% of the outstanding common stock of Riverway Holdings. Provided required approval is obtained as and to the extent required from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance of this Agreement and the consummation of the Merger contemplated herein, the merger of Riverway Delaware with and into TRD, and the merger of Riverway Bank with and into Texas State Bank, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Riverway Holdings or any subsidiary thereof may be subject; (ii) any contract, agreement or instrument to which Riverway Holdings or any subsidiary thereof is a party or pursuant to which

Riverway Holdings or any subsidiary is bound; or (iii) the Articles of Incorporation or Bylaws of Riverway Holdings or the Certificate of Incorporation or Bylaws of Riverway Delaware, or the Articles of Association or Bylaws of Riverway Bank. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, and provided that the shareholders of Riverway Holdings vote to approve the merger of Riverway Holdings with and into TRD, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which Riverway Holdings, Riverway Delaware or Riverway Bank is subject) is required for the execution, delivery and performance of this Agreement and consummation of the transaction herein described or for the merger of Riverway Bank with and into Texas State Bank, as herein contemplated. The execution, delivery and performance of this Agreement and the consummation of the transactions herein described, and the merger of Riverway Bank with and into Texas State Bank, will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Riverway Holdings or its subsidiaries or upon any of the stock of Riverway Holdings or its subsidiaries. This Agreement constitutes the legal, valid and binding obligation of Riverway Holdings and Riverway Delaware, enforceable against each of Riverway Holdings and Riverway Delaware respectively, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      2.15 INSURANCE. Riverway Holdings and its subsidiaries have insurance coverage with reputable insurers in amounts, types and risks insured as set forth in Section 2.15 of the Disclosure Letter. Riverway Bank's accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law, and Riverway Bank has paid all premiums required to be paid and is in compliance with the applicable regulations of the FDIC in all material respects.

      2.16 ABSENCE OF ADVERSE AGREEMENTS. Except as set forth in Section 2.16 of the Disclosure Letter, neither Riverway Holdings nor any subsidiary thereof is a party to any agreement or instrument, nor is Riverway Holdings or any subsidiary subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which could reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole.

      2.17 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.17 of the Disclosure Letter, since December 31, 2000, Riverway Holdings and its subsidiaries have not (i) issued or sold any capital stock of Riverway Holdings or any of its subsidiaries, or any debt or other obligations (except for the Junior Subordinated Debentures and deposit accounts certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank, the Federal Home Loan Bank and with respect to repurchase agreements with correspondent banks, and other documents and instruments issued in the ordinary course of banking business of Riverway
Bank); (ii) granted any options for the purchase of its capital stock; (iii) other than dividends by Riverway Bank to Riverway Delaware and by Riverway Delaware to Riverway Holdings, declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Riverway Current Balance Sheet, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any debts or claims, or waived any rights, except for loans to third party customers in an aggregate amount of not greater than $100,000 forgiven, canceled or waived as part of the work-out or other resolution thereof in the ordinary course of business; (viii) made any general wage or salary increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights;
(xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 2000 or any severance or termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that could reasonably be expected to have a Material Adverse Effect on the business or operations of Riverway Holdings and its subsidiaries, taken as a whole; or (xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Since June 30, 2001, there has been no change in the financial condition or business of Riverway Holdings, Riverway Delaware or Riverway Bank which might result in any Material Adverse Effect on such financial condition or business.

      2.18 AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS. The name of each director and executive officer of Riverway Holdings and each of its subsidiaries, and the name of each holder of 5% or more of the outstanding capital stock of Riverway Holdings is listed on the Related Party Transaction List. Except as set forth in the Related Party Transaction List, no director, executive officer or 5% or more stockholder of Riverway Holdings or any subsidiary of Riverway Holdings, and no "affiliate" (as that term is defined in the rules and regulations under the Securities Act of 1933, as amended (the "1933 Act")) of any director, executive officer or 5% or more stockholder of Riverway Holdings or any subsidiary of Riverway Holdings, has during the period from January 1, 1998 to the date of this Agreement been a party to any transaction with Riverway Holdings or any subsidiary (including Riverway Bank). All transactions with directors, executive officers, 5% or more stockholders and affiliates are fully and appropriately summarized on the Related Party Transaction list. None of the transactions have been outside of the ordinary course of business, and, except as set forth on the Related Party Transaction List, neither Riverway Holdings nor any subsidiary thereof has any commitments, written or oral, to lend any funds to any such person.

      2.19 AFFILIATED CORPORATIONS. Riverway Holdings knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of Riverway Holdings or for the shareholders of Riverway Holdings.

      2.20 REGULATORY MATTERS AND EXAMINATION REPORTS. Riverway Holdings and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation; and (iii) the Texas Department of Banking. To the best of Riverway Holdings' knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 2.20 of the Disclosure Letter, neither Riverway Holdings nor any of its subsidiaries has any formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Texas Department of Banking, or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does Riverway Holdings or any subsidiary have any examination pending by any applicable Regulatory Authorities nor has Riverway Holdings or any subsidiary been notified of any proposed examination by any Regulatory Authorities other than the regularly scheduled fourth quarter 2001 examination by the FDIC. To the extent permitted by law, Riverway Holdings has provided to Texas Regional with access to complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to Riverway Holdings or any subsidiary thereof during the calendar years 1998, 1999, 2000 and to date 2001; (ii) any correspondence between Riverway Holdings (or any subsidiary of Riverway Holdings) and such agencies during such periods, and (iii) any agreements, arrangements or understandings between Riverway Holdings (or any subsidiary of Riverway Holdings) and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

      2.21 COMPLIANCE WITH APPLICABLE LAW. Riverway Holdings and its subsidiaries and the conduct of their respective business are not in violation in any material respect of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of Riverway Holdings or any subsidiary, which violation might have a Material Adverse Effect on the condition, business, properties or assets of Riverway Holdings and its subsidiaries, taken as a whole. Neither Riverway Holdings nor any of its subsidiaries has received any presently pending, or is a party to any, cease and desist order, agreement, or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of Riverway Holdings or any of its subsidiaries. Neither Riverway Holdings nor any of its subsidiaries has received or been made aware of any complaints unresolved or inquiries under the Community Reinvestment Act, Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law, and to the knowledge of Riverway Holdings and its subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry that could have a Material Adverse Effect on Riverway Holdings and its subsidiaries, taken as a whole.

      2.22 DISCLOSURE. Neither the Riverway Financial Statements nor any representation or warranty of Riverway Holdings contained herein, nor any information delivered or to be delivered by Riverway Holdings pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.23 FINDERS. Neither Riverway Holdings nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

      2.24 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Riverway Holdings for inclusion in (i) the registration statement and the proxy statement referred to in section 4.2 hereof, (ii) any other applications or documents to be filed with the SEC, Nasdaq, the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any banking, securities regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such proxy statement, when first mailed to the stockholders of Riverway Holdings, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All information concerning Riverway Holdings or its subsidiaries, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby, will, to the best of Riverway Holdings' knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder. The proxy statement, insofar as it relates to information supplied by Riverway Holdings for inclusion therein, will comply as to form and content in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and other applicable securities laws.


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF TEXAS REGIONAL


      Texas Regional hereby represents and warrants to, and covenants and agrees with, Riverway Holdings as follows:

      3.1 ORGANIZATION, STANDING AND AUTHORITY. Texas Regional is a Texas corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. Texas Regional directly owns all of the issued and outstanding capital stock of TRD and thereby indirectly owns all of the issued and outstanding capital stock of Texas State Bank. Texas Regional is duly registered as a bank holding company with the Federal Reserve Board.

      TRD is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. TRD directly owns all of the issued and outstanding capital stock of Texas State Bank. TRD is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations in all material respects. TRD is not a reporting company under the 1934 Act.

      Texas State Bank is a Texas state banking association, duly organized and existing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including specifically its commercial banking business. Texas State Bank (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Texas Banking Department and its primary federal regulator, the Federal Reserve Board, and other applicable regulatory authorities; (ii) is an insured bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. All books and records related to the business of Texas State Bank are true, correct and complete. Texas State Bank's banking and other business activities are in full compliance with sound banking practices and applicable provisions of law, including the Texas Banking Code, the Federal Reserve Act and the regulations of the Texas Banking Department and the Federal Reserve Board in all material respects.

      3.2 APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Texas Regional, to the extent required by applicable law. This Agreement represents a valid and legally binding obligation of Texas Regional, enforceable against Texas Regional in accordance with its terms, except as limited by any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar law affecting creditors' rights generally and general equitable principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

      3.3 ORDERS AND DECREES. Provided required approval is obtained from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance by Texas Regional of this Agreement and the consummation of the Merger contemplated herein, the merger of Riverway Delaware with and into TRD and the merger of Riverway Bank with and into Texas State Bank, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Texas Regional or any subsidiary thereof may be subject, (ii) any contract, agreement or instrument to which Texas Regional or any subsidiary thereof is a party or pursuant to which Texas Regional or any subsidiary is bound; or (iii) the Articles of Incorporation or Bylaws of Texas Regional, the Certificate of Incorporation or Bylaws or TRD, or the Articles of Association or Bylaws of Texas State Bank. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which Texas Regional, TRD or Texas State Bank is subject) is required for the execution, delivery and performance of this Agreement and consummation of the transaction herein described or for the merger of Riverway Bank with and into Texas State Bank, as herein contemplated.

      3.4 FINDERS. Texas Regional has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

      3.5   COMMON STOCK.

            (a) The issued and outstanding capital stock of Texas Regional consists of an aggregate of 16,126,731 shares of TRBS Common Stock, par value $1.00 per share, plus any shares issued upon exercise of stock options between the date of this Agreement and the date of Closing. All of the issued and outstanding shares of TRBS Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of TRBS Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Texas Regional.

            (b) The shares of TRBS Common Stock to be issued to the Riverway Holdings shareholders pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and not in violation of the preemptive rights of any shareholder of Texas Regional, and may be traded subject to compliance with applicable securities laws and regulations.

      3.6 FINANCIAL INFORMATION. The audited consolidated balance sheets of Texas Regional and its subsidiaries as of December 31, 1999 and 2000 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 2000, together with the notes thereto, included in Texas Regional's Form 10-K for the year ended December 31, 2000, as filed by Texas Regional with the SEC, and the unaudited consolidated balance sheet of Texas Regional and its subsidiaries as of June 30, 2001 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the six months then ended included in Texas Regional's Quarterly Report on Form 10-Q for the quarter then ended, as filed by Texas Regional with the SEC (together, the "Texas Regional Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Texas Regional and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

      3.7 ABSENCE OF CHANGES. Since December 31, 2000, there has not been any material adverse change in the financial condition, results of operations or business of Texas Regional and its subsidiaries taken as a whole, nor have there been any events or transactions having such a Material Adverse Effect on Texas Regional and its subsidiaries, taken as a whole, which should be disclosed in order to make the Texas Regional Financial Statements not misleading.

      3.8 LITIGATION. There is no litigation, claim or other proceeding pending or, to the knowledge of Texas Regional, threatened, against Texas Regional or any of its subsidiaries, or of which the property of Texas Regional or any of its subsidiaries is or would be subject, which could reasonably be expected to result in a judgment, decree or order having or that could have a Material Adverse Effect on the financial condition, results of operations or business of Texas Regional and its subsidiaries, taken as a whole.

      3.9 TAXES. Texas Regional and its subsidiaries have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Texas Regional nor any subsidiary of Texas Regional is delinquent in the payment of any taxes shown on such returns or reports. Texas Regional has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Texas Regional been notified of any proposed examination. There are included in the Texas Regional Financial Statements, or reflected in the Notes to the Texas Regional Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Texas Regional and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 2001, for the year ended December 31, 2000, and for all fiscal years prior thereto. Neither Texas Regional nor any subsidiary of Texas Regional has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Texas Regional nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither Texas Regional nor any of its subsidiaries has filed a consent pursuant to
Section 341(f) of the Internal Revenue Code or otherwise.

      3.10 REPORTS. Since January 1, 1997, Texas Regional has filed on a timely basis all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC. Since January 1, 1997, Texas Regional and each of its significant subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Federal Reserve Board, and the Texas Department of Banking. To the best of Texas Regional's knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.11 COMPLIANCE WITH THE LAW. Texas Regional and its significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations. Neither Texas Regional nor any of its subsidiaries has received any presently pending, or is a party to any, cease and desist order, agreement, or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of Texas Regional or any of its subsidiaries. Neither Texas Regional nor any of its subsidiaries has received or been made aware of any complaints unresolved or inquiries under the Community Reinvestment Act, Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law, and to the knowledge of Texas Regional and its subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry that could have a Material Adverse Effect on Texas Regional and its subsidiaries, taken as a whole. Neither Texas Regional nor any of its subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

      3.12 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Texas Regional for inclusion in (i) the registration statement and the proxy statement referred to in section 4.2 hereof (ii) any other applications or documents to be filed with the SEC, Nasdaq, the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any banking, securities regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such proxy statement, when first mailed to the stockholders of Riverway Holdings, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All information concerning Texas Regional or its subsidiaries, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the SEC, Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will, to the best of Texas Regional's knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder.

      3.13 ENVIRONMENTAL MATTERS. To the best knowledge of Texas Regional, neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by Texas Regional and its subsidiaries, including Texas State Bank (including any owned by and used in connection with the business of Texas State Bank and any foreclosed properties owned by Texas State Bank), or on any real property used by Texas State Bank in connection with the business of Texas State Bank or on any immediately adjacent property, as a result of any Environmental Hazards on or emanating from the real property that could reasonably be expected to have Material Adverse Effect on Texas Regional and its subsidiaries, taken as a whole.

                                    ARTICLE 4

                                SPECIAL COVENANTS


      4.1 STOCKHOLDER APPROVAL BY RIVERWAY HOLDINGS. Subsequent to the execution and delivery of this Agreement, the Board of Directors of Riverway Holdings agrees to cause Riverway Holdings to submit this Agreement and the merger transaction herein described to the stockholders of Riverway Holdings, for their authorization and approval, in accordance with applicable provisions of law. The Board of Directors of Riverway Holdings agrees to recommend this Agreement and the transactions contemplated thereby to the Riverway Holdings stockholders. This Agreement, the proposed merger of Riverway Delaware with and into TRD, and the proposed merger of Riverway Bank with and into Texas State Bank have already been approved by the Board of Directors of Riverway Bank and by Riverway Delaware as the sole shareholder of Riverway Bank. This Agreement and the proposed mergers of Riverway Holdings and Riverway Delaware with and into TRD have already been approved by the Board of Directors of Riverway Delaware and by Riverway Holdings as the sole shareholder of Riverway Delaware.

      4.2 REPORTS AND PROXY STATEMENT INFORMATION. Riverway Holdings agrees to provide any and all information as may be required by Texas Regional for purposes of (i) preparation of any report, including reports on Forms 8-K, 10-Q and 10-K, required by applicable SEC regulations to be filed with the SEC, or required by Texas Regional's agreements with Nasdaq or required by the rules or regulations of any other governmental or regulatory authority, (ii) preparation of a registration statement for the registration of the TRBS Common Stock to be issued in the connection with the transaction herein described, (iii) communications with shareholders of Texas Regional pending the Closing, and (iv) preparation of the proxy statement related to obtaining the approval by Riverway Holdings shareholders of the transaction herein described (collectively, the "Riverway Information"), all of which filings, documents and communications shall be prepared by Texas Regional, at Texas Regional's expense. Riverway Holdings hereby represents and warrants that the Riverway Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      4.3 ACCESS. From and after the date of this Agreement, each party hereto shall afford to the officers, attorneys, accountants and other authorized representatives of the other party hereto full and free access to the properties, books, contracts, commitments and records of such party and its subsidiaries, at all reasonable times during business hours, and such representatives of the requesting party shall be furnished with true and complete copies of the same and with all other information concerning the affairs of the furnishing party and its subsidiaries as such representatives may reasonably request.

      4.4 ENVIRONMENTAL INSPECTION. Riverway Holdings expressly agrees to supply Texas Regional with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, Riverway Holdings and its subsidiaries, including Riverway Bank, and any premises heretofore used in connection with the operation of such business, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties. Riverway Holdings agrees to cooperate (and to cause its subsidiaries to cooperate) with any reasonable request of Texas Regional related to site assessment or site review related to any environmental matter or investigation, including making available such personnel of Riverway Holdings and Riverway Bank as Texas Regional may reasonably request. At Texas Regional's discretion, Texas Regional may arrange for one or more independent contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of Riverway Holdings and its subsidiaries in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards. Any such test may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests. Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas Regional may deem reasonably necessary.

      4.5   ACTION BY RIVERWAY HOLDINGS PRIOR TO CLOSING.

            4.5.1 From and after the date of this Agreement until the Closing Date, Riverway Holdings will (and Riverway Holdings will cause its subsidiaries, including Riverway Bank, to):

            (i) carry on its business in accordance with prudent banking practices and in substantially the same manner as conducted during the eighteen (18) months immediately preceding the date hereof;

            (ii) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditure outside of the ordinary course of business and not make or commit to make any capital expenditure (whether or not in the ordinary course of business) in excess of $20,000 in any single transaction and $50,000 in the aggregate;

            (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

            (iv) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

            (v) use its best efforts to maintain and preserve its business organization intact, to retain its present officers and employees and to maintain its relationships with customers;

            (vi) use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

            (vii) maintain its books of account and records in the usual, regular and orderly manner consistent with generally accepted accounting principles and practices, consistently applied, and prudent banking practices (herein collectively referred to as "GAAP"), and in particular to (a) fully recognize depreciation expense in the manner required by GAAP, (b) fully accrue all expenses as required by GAAP, (c) expense such items as are required to be expensed and not capitalized in accordance with GAAP, and (d) properly account for foreclosed assets based on fair market value, less anticipated expenses of sale, as required by GAAP;

            (viii) not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities;

            (ix) not increase in any manner the compensation of any of its directors, officers or other personnel, without the prior written consent of Texas Regional, or pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person, except that, notwithstanding the foregoing, Riverway Bank shall be entitled to increase compensation of its personnel in accordance with its normal annual anniversary date raise policy, provided that the increase for any individual employee does not exceed 5% of prior year compensation;

            (x) not hire any new management personnel of the level of Vice President or above, or change the duties or job classifications of any management personnel of the level of Vice President or above;

            (xi) not declare or pay any dividend or make any stock split or purchase or otherwise acquire for value any of its shares, except for intercompany dividends paid by Riverway Bank to Riverway Delaware and intercompany dividends paid by Riverway Delaware to Riverway Holdings;

            (xii) not issue commitments for the future funding of loans at a fixed rate other than the then prevailing market at the date of funding;

            (xiii) fully perform, according to the terms thereof, their respective liabilities, debts and obligations, including any liabilities and obligations for borrowed money indebtedness and any outstanding liabilities and obligations described in or incurred pursuant to (a) those certain Junior Subordinated Deferrable Interest Debentures in the aggregate amount of $10,000,000 created pursuant to the Indenture by and between Riverway Holdings and Wilmington Trust Company as the Debenture Trustee dated as of March 28, 2001, and other obligations incurred, created and sold pursuant to the Amended and Restated Declaration of Trust for Riverway Holdings Capital Trust I dated March 28, 2001, and the related Placement Agency Agreement,

      Capital Securities Subscription Agreement, Common Securities Guarantee Agreement, Capital Securities Guarantee Agreement, Debenture Subscription Agreement, and Common Securities Subscription Agreement, and (b) those certain Junior Subordinated Deferrable Interest Debentures in the aggregate amount of $5,000,000 created pursuant to the Indenture by and between Riverway Holdings and Bank of New York as the Debenture Trustee dated as of July 16, 2001, and other obligations incurred, created and sold pursuant to the Amended and Restated Declaration of Trust for Riverway Holdings Capital Trust II dated July 16, 2001 and the related Placement Agency Agreement, Capital Securities Subscription Agreement, Common Securities Guarantee Agreement, Capital Securities Guarantee Agreement, Debenture Subscription Agreement, and Common Securities Subscription Agreement;

            (xiv) sell or otherwise dispose of, to an unrelated third party, without recourse, all of the Riverway Bank's portfolio of credit card receivables, Section 125 loans and Title 1 loans, on terms pursuant to which Riverway Bank shall have no continuing liability (other than contingent liability for representations and warranties common to transactions of this nature approved by Texas Regional, which approval shall not be unreasonably withheld) and accrue or otherwise account for any loss on the disposition of such loans;

            (xv) accrue as an expense a provision for loan losses (after accounting for losses incurred prior to Closing as required by GAAP), that will cause the loan loss reserve of Riverway Bank to be an amount equal to not less than 1.2% of total outstanding loans (excluding for these purposes and for purposes of the net worth calculation in section 5.9 below any loans held for sale which meet Federal National Mortgage Association ("FNMA") underwriting guidelines and which Riverway Bank reasonably expects to sell or securitize within 60 days following the date the loan is made) (herein called "Loans Held for Sale"), provided that accrual of additional provision for loan losses shall not be required if the allowance is reduced to not less than 1.1% of total outstanding loans (excluding Loans Held for Sale), as a result of unanticipated additional loan losses incurred by Riverway Bank prior to Closing; and

            (xvi) repurchase and redeem the Colorado bank portfolios related to the CD Custodial Business, reduce to the extent possible the number of unsigned custodial agreements related to the CD Custodial Business and sell or otherwise dispose of, to an unrelated third party, without recourse, all of the CD Custodial Business on terms pursuant to which Riverway Holdings and Riverway Bank shall have no continuing liability for performance or otherwise (other than contingent liability for representations and warranties common to transactions of this nature approved by Texas Regional, which approval shall not be unreasonably withheld), and accrue or otherwise account for any liability, loss, cost or expense related to the foregoing, including any loss on the disposition of the CD Custodial Business.

            4.5.2 Without limiting the foregoing, between the date hereof and the date of Closing, Riverway Holdings specifically covenants and agrees that Riverway Holdings will not incur (and will not permit its subsidiaries to incur) any indebtedness (other than deposit liabilities owed to deposit customers in the ordinary course of business, trade accounts payable incurred in the ordinary course of business, liabilities incurred in the ordinary course of business of Riverway Bank arising out of the purchase and sale of fed funds from regular correspondents, and borrowings from the Federal Home Loan Bank and the Federal Reserve Bank of Dallas in the ordinary course of business of Riverway Bank, including both fed discount window borrowings and treasury, tax and loan borrowings) or significant expenses outside of the ordinary course of business, unless Riverway Holdings first obtains the prior written consent of Texas Regional to the specific proposed transaction. In addition, neither Riverway Holdings nor any subsidiary of Riverway Holdings will increase expenses in any material way (either individually or in the aggregate), nor will Riverway Holdings nor any subsidiary of Riverway Holdings make any changes in its capital structure unless Riverway Holdings first obtains the prior written consent of Texas Regional to the specific proposed transaction.

            4.5.3 From and after the date of this Agreement until the Closing Date, unless Riverway Holdings first obtains the prior written consent of Texas Regional, Riverway Holdings covenants that it and its subsidiaries will only make loans in accordance with its loan policy as in effect on the date hereof, a copy of which has previously been provided to Texas Regional. Also from and after the date of this Agreement until the Closing Date, Riverway Holdings will provide Texas Regional with a copy of the information as provided to the Board of Directors or loan committee of Riverway Bank prepared and distributed as part of its loan evaluation process and will permit a Texas Regional representative to attend all meetings of the Riverway Bank loan committee, Board of Directors and any other committee performing similar functions for Riverway Bank.

            4.5.4 Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, Riverway Holdings covenants that neither it nor any of its subsidiaries will sell or otherwise dispose of any of their real or personal property without the prior written consent of Texas Regional other than as permitted pursuant to section 4.5.1 hereof.

            4.5.5 From and after the date of this Agreement until the Closing Date, Riverway Holdings specifically covenants and agrees neither it nor any of its subsidiaries will acquire any United States Treasury or government agency bonds, or municipal securities, or make other investments in securities, with fixed rates or with maturities of greater than three years from the date of investment unless the securities are on a list that has been mutually approved by Riverway Holdings and Texas Regional. In addition, Riverway Holdings covenants and agrees that neither it nor any of its subsidiaries will enter into any forward commitment to acquire any such securities unless Riverway Holdings first obtains the prior written consent of Texas Regional to the specific proposed transaction.

            4.5.6 From and after the date of this Agreement until the Closing Date, Riverway Holdings will not, and will not permit any of its subsidiaries to, (i) permit any change to be made in the Articles of Incorporation or Bylaws of Riverway Holdings or any subsidiary thereof, or (ii) take any action described in section 2.11 herein, without the prior written consent of Texas Regional.

            4.5.7 Riverway Holdings and Riverway Bank shall terminate all existing data processing contracts (including item processing service contracts) and automated teller machine system contracts, in each case effective upon the Closing of the Merger or on such date as is mutually acceptable to Riverway Holdings and Texas Regional. All costs and expenses related to such termination shall be fully paid or accrued by Riverway Bank and Riverway Holdings prior to Closing.

      4.6 EMPLOYEE BENEFITS. Each former Riverway Holdings (or Riverway Bank) employee who becomes an employee of Texas Regional, TRD or Texas State Bank at the time of Closing (each a "Continued Employee") will be given credit for any period of service with Riverway Bank for purposes of the Texas Regional Employee Stock Ownership Plan (with 401(k) provisions) and therefore will be eligible to participate in such Plan on the same basis as similarly situated employees of other Texas Regional subsidiaries, provided, however, that any compensation base for purposes of determining contributions on such Continued Employee's behalf will only include compensation paid by Texas State Bank following the date of Closing. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this section 4.6 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Texas Regional subsidiaries. Texas Regional may terminate or modify the Plan or any other employee benefit plan, in its discretion (subject to applicable limitations provided by law), and Texas Regional's obligation under this section 4.6 shall not be deemed or construed to provide duplication of similar benefits. Each Continued Employee shall also receive other employee benefits offered by Texas Regional from time to time to other employees of Texas Regional with comparable years of service, including vacation, medical coverage, and dental coverage (if any).

      4.7 TERMINATION OF SAR'S. All of the SAR's shall have been fully discharged by payment and there shall be no continuing liability of Riverway Holdings, Riverway Bank, Texas Regional or Texas State Bank, or any other party, with respect thereto. The cost of payment or termination of all SAR obligations shall be fully paid for, expensed and accrued prior to Closing, including any taxes or other obligations with respect thereto. Riverway Holdings shall provide evidence of the termination of the SAR's in form and content that are reasonably satisfactory to Texas Regional.

      4.8 REGULATORY APPROVALS AND REGISTRATION STATEMENT. As promptly as practicable, Texas Regional shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. Texas Regional shall keep Riverway Holdings reasonably informed as to the status of such applications and make available to Riverway Holdings, upon reasonable request by Riverway Holdings from time to time, copies of such applications and any supplementary filed materials at Texas Regional's expense. As promptly as practicable, Texas Regional shall file with the SEC a registration statement (the "Registration Statement") relating to the shares of TRBS Common Stock to be issued to the shareholders of Riverway Holdings pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective as soon as practicable after it is filed. Subject to section 2.24, at the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with applicable provisions of the 1933 Act, and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and, at the time of mailing thereof to the shareholders of Riverway Holdings, at the time of the shareholders' meeting of Riverway Holdings and at the Effective Time, the proxy statement/prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Texas Regional shall timely file all documents required to obtain all necessary blue sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Texas Regional shall promptly and properly prepare and file at Texas Regional's expense (i) any application or notification required by Nasdaq to notify Nasdaq of the issuance of shares of TRBS Common Stock pursuant to this Agreement, and (ii) any filings required under the 1934 Act relating to the transactions contemplated herein.

      4.9 CONSUMMATION OF AGREEMENT. Each of Texas Regional and Riverway Holdings shall use their respective best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

      4.10 TERMINATION OF EMPLOYMENT CONTRACTS AND EMPLOYEE BENEFIT PLANS. Prior to Closing (which can be immediately prior to Closing), Riverway Holdings will terminate (without liability or penalty to Riverway Holdings, any subsidiary of Riverway Holdings, Texas Regional, any subsidiary of Texas Regional, or any other person or entity, or if there is a liability or penalty, which liability or penalty has been fully accrued and accounted for by Riverway Holdings) any existing employment contracts, employee or contractor severance agreements or policies, salary continuation agreements, deferred compensation and incentive compensation agreements, and other services contracts, and any other contracts with employees, and any vacation benefit or other employee benefit plan, except for those specifically approved for continuation in writing by Texas Regional, except that Riverway Holdings' 401(k) plan shall not be terminated as of Closing but shall instead be frozen (and thereby shall cease accepting contributions and cease making new plan loans) as of the date of Closing pending determination of whether to merge or otherwise combine it with Texas Regional's existing plan. Without limiting the generality of the foregoing, at or prior to Closing Riverway Bank and Riverway Holdings shall terminate and discharge by payment or otherwise any accrued and unused vacation pay or benefit to which any employee of Riverway Bank or Riverway Holdings may be entitled, so that there shall be no accrued vacation liability as of the date of Closing. All costs and expenses related to any of the foregoing shall be fully paid or accrued by Riverway Bank or Riverway Holdings prior to Closing.

      4.11 ACCESS TO INFORMATION. Texas Regional shall disclose and make available to Riverway Holdings all information regarding Texas Regional and its subsidiaries and their business activities in which Riverway Holdings may have a reasonable legitimate interest in furtherance of the transactions contemplated by this Agreement. Riverway Holdings will hold any such information which is nonpublic in strictest confidence and will not disclose the same without the prior written consent of Texas Regional, except to the extent that such disclosure is required by applicable law or a court of competent jurisdiction.

      4.12 CONFIDENTIALITY. In order to assist each of Texas Regional and Riverway Holdings in evaluating the other, Texas Regional and Riverway Holdings (each a "Disclosing Party") may disclose, reveal, or furnish to the other party, or to any person acting on behalf of such Party (collectively, the "Receiving Party") and its directors, officers, employees, consultants, investment bankers, professional advisors and other representatives or agents (collectively called "Representatives") either orally, in writing, or by inspection, confidential or proprietary information or documents relating to the business or affairs of the Disclosing Party that would be helpful to the Receiving Party in such discussions and evaluation (such documents and information are herein referred to as "Confidential Information"). The Confidential Information to be disclosed, revealed, or furnished might include, but is not limited to, financial statements, information regarding securities portfolios, cost and expense data, loan information, employee lists, customer or client lists, marketing and customer data and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the Disclosing Party to a Receiving Party or its Representatives. Confidential Information does not include, however, information which the Receiving Party can show by written document to be or have been (a) generally available to the public other than as a result of a disclosure by Receiving Party or its Representatives, (b) available to the Receiving Party from a person other than the Disclosing Party who, to such Receiving Party's knowledge, is neither otherwise bound by a confidentiality agreement with the Disclosing Party, or is otherwise prohibited from transmitting the information to the Receiving Party, or (c) known to the Receiving Party prior to its disclosure by the Disclosing Party. In consideration of the disclosure of the Confidential Information, Texas Regional and Riverway Holdings agree as follow:

            (a) NO DISCLOSURE. Except as otherwise described in this paragraph
      (a) and except as required by law, the Receiving Party will treat the Confidential Information as proprietary and confidential, and (i) will not in any way disclose, reveal, or furnish the Confidential Information to any person or entity other than the Receiving Party's Representatives who are directly participating in the evaluation of the Confidential Information, (ii) will not use the Confidential Information for its benefit or for any purpose other than in connection with the evaluation and negotiation of the Transaction, and (iii) will not without the prior written consent of the Disclosing Party, directly or indirectly, in any manner, request, influence, or induce any employee of the Disclosing Party to leave his or her employment with the Disclosing Party, or employ any such employee. The Receiving Party further agrees (i) to disclose Confidential Information only to its Representatives who need to know the Confidential Information for the purpose of assisting the Receiving Party in evaluating the Disclosing Party or its business for purposes related to the transactions herein described, and who agree to keep such information confidential and to be bound by the terms of this Agreement to the same extent as if they were parties hereto, (ii) that the Receiving Party will use its best efforts to cause all of such Representatives to act in accordance herewith and be bound by this Agreement and (iii) that, in any event, with respect to any Representative that has not agreed in writing for the benefit of the Disclosing Party to be bound by the terms of this Agreement, the Receiving Party shall be responsible for actions by any such Representative that would constitute a breach of this Agreement to the same extent as if such Representative was a party to this Agreement. If the Receiving Party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Receiving Party agrees that (i) prior to any such disclosure, it will provide the Disclosing Party with prompt written notice of such request(s) to enable the Disclosing Party to seek an appropriate protective order or other appropriate remedy (including by participating in any proceeding to which the Receiving Party is a party, which the Receiving Party will use its best efforts to permit the Disclosing Party to do) and (ii) in any event, it will furnish only that portion of the Confidential Information that is legally required to be provided and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. In addition, the Receiving Party shall be entitled to disclose Confidential Information as part of any required applications to regulatory authorities, pursuant to which the Receiving Party is requesting approvals that are required as conditions to the consummation of the transactions herein described.

            (b) RETURN OF CONFIDENTIAL INFORMATION. In the event that this Agreement is terminated and the proposed transaction herein described not consummated, each Receiving Party, as soon as practicable thereafter, and upon the Disclosing Party's request, shall promptly deliver to the Disclosing Party any and all Confidential Information, including, without limitation, all copies, summaries, analyses, or extracts thereof or based thereon in the possession of the Receiving Party or the Receiving Party's Representatives.

      4.13 PUBLIC ANNOUNCEMENT. The press release issued to announce the execution hereof, shall be jointly prepared and jointly issued by Texas Regional and Riverway Holdings. Each party which proposes to issue any additional press releases concerning this transaction after the date hereof and before the date of Closing shall use reasonable efforts, under the circumstances and consistent with applicable legal requirements, to provide the other party with an advance copy of the proposed additional press release and (to the extent reasonably practicable under the circumstances) has provided the other party with a reasonable opportunity to comment upon such additional press release.

      4.14 ACTIONS RELATIVE TO OUTSTANDING TRUST PREFERRED. Riverway Holdings has issued and has presently outstanding an aggregate of $10,310,000 in aggregate principal amount of 10.18% Junior Subordinated Deferrable Interest Debentures issued by Riverway Holdings to Riverway Holdings Capital Trust I pursuant to the Indenture dated as of March 28, 2001 between Riverway Holdings and Wilmington Trust Company and Riverway Holdings Capital Trust I has issued $10,000,000 in aggregate principal amount of capital securities to MMCapS Funding I, Ltd. pursuant to the terms of the Amended and Restated Declaration of Trust dated March 28, 2001 among Riverway Holdings, Wilmington Trust Company as Property Trustee and as Delaware Trustee and the Administrative Trustees named therein (such issuance of securities and all documents and instruments related thereto being herein referred to as the "March Trust Preferred Issue"). In addition, Riverway Holdings has issued and has presently outstanding an aggregate of $5,155,000 in aggregate principal amount of Floating Junior Subordinated Deferrable Interest Debt Securities issued by Riverway Holdings to Riverway Holdings Capital Trust II pursuant to the Indenture dated as of July 16, 2001 between Riverway Holdings and Bank of New York, and Riverway Holdings Capital Trust II has issued $5,000,000 in aggregate principal amount of capital securities to MM Community Funding Ltd pursuant to the terms of the Amended and Restated

Declaration of Trust dated July 16, 2001 among Riverway Holdings, Bank of New York as Institutional Trustee and Bank of New York (Delaware) as Delaware Trustee and the Administrative Trustees named therein (such issuance of securities and all documents and instruments related thereto being herein referred to as the "July Trust Preferred Issue"). Relative to the March Trust Preferred Issue and the July Trust Preferred Issue, Riverway Holdings hereby represents, warrants and agrees as follows:

            a. Riverway Holdings hereby represents and warrants to Texas Regional, and confirms for Texas Regional's benefit, that all representations and warranties as made by Riverway Holdings in the documents related to the March Trust Preferred Issue or the July Trust Preferred Issue were true when made, and continue to be true and correct. Both the March Trust Preferred Issue and the July Trust Preferred Issue have been created, offered and sold in compliance with all applicable legal requirements in all material respects.

            b. Riverway Holdings shall upon execution hereof notify the Wilmington Trust Company, or any successor trustee named for purposes of the March Trust Preferred Issue, of the execution of this Agreement and shall use every reasonable effort to obtain from such trustee and from MMCapS Funding I, Ltd. confirmation (the "March Trust Preferred Confirmation") that (i) no Default or Event of Default (as those terms are defined in the Indenture and the Capital Securities Guarantee Agreement related to the March Trust Preferred Issue) exists or is continuing; (ii) no Default or Event of Default will occur as a result of the execution, delivery and performance by Riverway Holdings of its obligations under the terms of this Agreement; and (iii) Riverway Holdings has not elected to exercise its right to commence an Extended Interest Payment Period as that term is defined in the Indenture and the Capital Securities Guarantee Agreement related to the March Trust Preferred Issue.

            c. Riverway Holdings shall upon execution hereof notify the Bank of New York, Bank of New York (Delaware) or any successor trustee(s) named for purposes of the July Trust Preferred Issue, of the execution of this Agreement and shall use every reasonable effort to obtain from such trustees and from MM Community Funding Ltd, confirmation (the "July Trust Preferred Confirmation") that (i) no Default or Event of Default (as those terms are defined in the Indenture and the Guarantee Agreement related to the July Trust Preferred Issue) exists or is continuing; (ii) no Default or Event of Default will occur as a result of the execution, delivery and performance by Riverway Holdings of its obligations under the terms of this Agreement; and (iii) Riverway Holdings has not elected to exercise its right to commence an Extension Period as that term is defined in the Indenture and the Guarantee Agreement related to the July Trust Preferred Issue.

            d. Riverway Holdings has filed prior to the date hereof, and will between the date of execution hereof and the Closing continue to file, all required reports, information and documents which Riverway Holdings is required to file with the trustees, MMCapS Funding I, Ltd., MM Community Funding, Ltd. or any other person under the terms of the documents related to the March Trust Preferred Issue or the July Trust Preferred Issue.

      4.15 DISCLOSURE LETTER. Contemporaneously with the execution hereof, Riverway Holdings has delivered to Texas Regional its Disclosure Letter which has been marked for identification by each of Texas Regional and Riverway Holdings (the "Disclosure Letter"). Prior to Closing, Riverway Holdings shall deliver to Texas Regional an updated Disclosure Letter reflecting any material changes from the information as presented in the original Disclosure Letter that may have occurred since the date of execution hereof.



                                    ARTICLE 5

                  CONDITIONS TO OBLIGATIONS OF TEXAS REGIONAL


      In addition to any other condition herein described as a condition to the obligations of Texas Regional under this Agreement, the obligations of Texas Regional under this Agreement are subject, in the discretion of Texas Regional, to the satisfaction at or prior to the Closing Date of each of the following conditions:

      5.1 COMPLIANCE WITH REPRESENTATIONS AND COVENANTS. The representations and warranties made by Riverway Holdings and Riverway Delaware in this Agreement shall have been true in all material respects when made and, except for changes as contemplated herein, shall be true in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Riverway Holdings and Riverway Delaware shall each have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Texas Regional shall have been furnished with a certificate, signed by the President of Riverway Holdings in his capacity as such and dated the Closing Date, and a certificate, signed by the President of Riverway Delaware in his capacity as such and dated the Closing Date, in each case to the foregoing effect.

      5.2 SHAREHOLDER APPROVAL. The shareholders of Riverway Holdings shall have approved the transaction at a duly called meeting of the shareholders and Riverway Holdings shall have delivered to Texas Regional a certificate signed by the President and Secretary of Riverway Holdings in his or her capacity as such, confirming the approval of this transaction by the requisite vote of the shareholders of Riverway Holdings.

      5.3 DISSENTERS. Shareholders holding an aggregate of not greater than five percent (5%) of the issued and outstanding shares of Riverway Holdings shall have exercised dissenters' rights of appraisal with respect to the transaction, excluding for these purposes shareholders who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal.

      5.4 REGULATORY APPROVALS. Texas Regional shall have received approval of the transactions contemplated by this Agreement including the merger of Riverway Holdings with and into TRD, the merger of Riverway Delaware with and into TRD, and the merger of Riverway Bank with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas Regional may, but shall not be obligated to, answer and defend such contest.

      5.5 LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transaction contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or involving any of the assets, properties, business or operations of Riverway Holdings or any of its subsidiaries which might result in a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole. Texas Regional shall have been furnished with a certificate, dated the Closing Date and signed by the President of Riverway Holdings and each of its subsidiaries, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened. For purposes of this Agreement, the term "Material Adverse Effect" shall mean any set of circumstances or events which, individually or in the aggregate, would or could reasonably be expected to constitute or cause a material effect on or to the assets, business, operations, liabilities, profits, or condition (financial or otherwise) of a person, or on the ability of such person to perform its obligations under this Agreement or any related agreements to which such person is a party, or to consummate the transactions contemplated by this Agreement or any related agreement.

      5.6 OPINION OF COUNSEL. Prior to closing, Riverway Holdings shall deliver to Texas Regional the opinion of Riverway Holdings' counsel, in form and content satisfactory to Texas Regional, to the effect that

            (i) Riverway Holdings is a corporation, validly existing and in good standing under the laws of the State of Texas;

            (ii) the authorized capital stock of Riverway Holdings consists of
      (i) 50,000,000 shares of common stock, par value of $1.00 per share, of which a total of 2,817,815 shares are issued and outstanding, which shares have been validly issued, are fully paid and are nonassessable, (ii) 20,000,000 shares of preferred stock, par value of $1.00 per share, of which no shares are issued or outstanding. To the best knowledge and belief of such counsel, there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Riverway Holdings to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given;

            (iii) Riverway Delaware is a corporation, validly existing and in good standing under the laws of the state of Delaware;

            (iv) the authorized capital stock of Riverway Delaware consists of 3,000 shares of capital stock, par value of $0.01 per share, of which 1,000 shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by Riverway Holdings, and to the best knowledge and belief of such counsel, no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Riverway Delaware to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding and no authorization therefor has been given;

            (v) Riverway Bank is a banking association, validly existing and in good standing under the laws of the State of Texas;

            (vi) the authorized capital stock of Riverway Bank consists of (i) 5,000,000 shares of common stock, par value of $0.01 per share, of which 571,821 shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by Riverway Delaware, and (ii) 1,000,000 shares of preferred stock, of which no shares are issued or outstanding, and to the best knowledge and belief of such counsel, no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Riverway Bank to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given;

            (vii) this Agreement and the merger of Riverway Holdings with and into TRD have been duly authorized by all necessary corporate action on the part of Riverway Holdings, its directors and shareholders; and

            (viii) this Agreement and the consummation of the transactions herein described do not and will not violate or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of Riverway Holdings, the Certificate of Incorporation or Bylaws of Riverway Delaware, the Articles of Association or Bylaws of Riverway Bank, or, to the best knowledge and belief of such counsel, any material agreement or instrument to which Riverway Holdings, Riverway Delaware or Riverway Bank is a party or is bound, or any judgment or order binding on any of them.

      5.7 DUE DILIGENCE REVIEW; NO MATERIAL ADVERSE CHANGE. Texas Regional and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of Riverway Holdings and its subsidiaries during the period from the date hereof to the time of Closing. Texas Regional shall be entitled to terminate this transaction at its sole option and at any time prior to Closing if as a result of such continuing review Texas Regional in good faith determines that additional facts, events or circumstances have come to Texas Regional's attention which in the exercise of the reasonable judgment of Texas Regional's Board of Directors would have a Material Adverse Effect on the financial condition or business of Riverway Holdings and its subsidiaries, taken as a whole. No change shall have occurred in the financial condition, results of operations or business of Riverway Holdings or any of its subsidiaries, taken as a whole, which could or would, in the reasonable judgment of the Board of Directors of Texas Regional, constitute a Material Adverse Effect on the financial condition, results of operations or business of Riverway Holdings and its subsidiaries, taken as a whole, other than changes which are related to general industry or market conditions. Prior to Closing, Texas Regional shall have received a certificate signed by the President and Chief Executive Officer of Riverway Holdings to the effect that no material adverse change has occurred in the financial condition, results of operations, business or properties of Riverway Holdings or any of its subsidiaries, taken as a whole. In the event that Texas Regional elects to terminate the transaction herein described solely as a result of this section 5.7, Texas Regional shall pay to Riverway Holdings the sum of $500,000 and neither party shall have any further rights or obligations hereunder. If this Agreement is terminated and the Merger is abandoned pursuant to section 1.2.2 or this section 5.7, this Agreement, except for the provisions of sections 4.12 and 8.2, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. The obligations of confidentiality contained in section 4.12 of this Agreement shall remain in full force and effect following any termination of this Agreement. Nothing in this section 5.7 shall relieve any party to this Agreement of liability for breach of this Agreement.

      5.8 CONSENTS, APPROVALS AND ESTOPPEL CERTIFICATES. Texas Regional shall have received all such consents, approvals, estoppel certificates and other assurances, in each case in form and content reasonably satisfactory to Texas Regional, from any party to an agreement with Riverway Holdings or any of its subsidiaries, or by which Riverway Holdings or any of its subsidiaries is bound as a result of an order of any authority, or pursuant to any other legal requirement. Without limiting the generality of the foregoing, Texas Regional shall have received consents and estoppel certificates from each landlord of Riverway Holdings or any subsidiary of Riverway Holdings and from each tenant of any of them, consenting (if Texas Regional deems such consent necessary) to the transfer by operation of law of any outstanding lease or rental agreement, attesting to the validity of each lease to which Riverway Holdings or any subsidiary is a party, the fact that no default exists (or which could with the passage of time or notice could exist) under the lease, and providing for such other matters as may be deemed advisable to Texas Regional.

      5.9 NET WORTH OF RIVERWAY HOLDINGS AND RIVERWAY BANK. The net worth of Riverway Holdings, calculated in accordance with applicable regulatory requirements, shall be not less than $31,680,000, after accounting for the after-tax effect (assuming for these purposes an incremental tax rate of 34%) of any costs and expenses incurred by Riverway Holdings and its subsidiaries contemplated hereby or incurred in anticipation of the consummation of the transactions herein described, expressly including (but not limited to) any losses, costs and expenses related to (a) proper calculation of depreciation expense and accumulated depreciation under GAAP, (b) accrual of expenses including expensing of items not property capitalized under GAAP, (c) proper recognition of value of foreclosed assets pursuant to GAAP, (d) increasing loan loss reserves as required by this Agreement (provided that any such increase solely for the purpose of increasing the loan loss reserve from 1.1% to 1.2% of total outstanding loans (excluding Loans Held for Sale) shall not be deducted from net worth for purposes of the calculation made pursuant to this section 5.9), (e) disposition of loan portfolios as required by this Agreement, (f) disposition of the CD Custodial Business and any other custodial functions of brokered certificates of deposit as required by this Agreement, (g) discharge or other termination (by payment or otherwise) of SAR's, salary continuation and severance policies and agreements, and discharge or other termination (by payment or otherwise) of any unpaid or unused vacation benefits to which any employee of Riverway Holdings or any subsidiary may be entitled, and (h) termination fees and penalties for termination of data processing service agreements (but excluding any termination fees and penalties in excess of $500,000 incurred for termination of Riverway Bank's Fiserv Solutions, Inc. data processing agreement). The obligations of Texas Regional shall be conditioned upon receipt of financial statements as of the month end immediately preceding the date of closing (or other date immediately prior to closing acceptable to both Texas Regional and Riverway Holdings), prepared in accordance with generally accepted accounting principles consistently applied, of Riverway Holdings and Riverway Bank, reflecting no changes in the financial condition of Riverway Holdings and Riverway Bank constituting (or that in Texas Regional's reasonable judgment could result in) a Material Adverse Effect on the financial condition, results of operations and business of Riverway Holdings and its subsidiaries, taken as a whole, and no such changes shall occur prior to closing. Riverway Holdings shall not pay any dividends or make any distributions in respect of its capital stock prior to closing. In the event that the net worth requirement of this paragraph is not met, Texas Regional at its sole election shall be entitled to reduce the number of Closing Shares (and correspondingly decrease the Closing Exchange Ratio) by an amount equal to the product of $38.302 multiplied by the amount by which the net worth fails to meet the required threshold. The number of shares to be delivered to each Riverway Holdings shareholder shall be reduced proportionately.

      5.10 TERMINATION OF SAR'S AND SALARY CONTINUATION AGREEMENTS. Contemporaneously with the closing of the transaction herein described, all SAR's and salary continuation agreements shall have been fully discharged by payment or otherwise terminated on terms acceptable to Texas Regional, and all costs and expenses related thereto shall, for purposes of the net worth calculations to be made pursuant to section 5.9 above, and for all other purposes, have been fully accounted for.

      5.11 FAIRNESS OPINION. Prior to execution of this Agreement, Texas Regional has received a fairness opinion as to the fairness of the transaction to Texas Regional and the shareholders of Texas Regional and such fairness opinion shall not have been withdrawn or materially modified. Such fairness opinion shall not have been withdrawn or materially and adversely modified prior to Closing.

      5.12 TERMINATION OF DATA PROCESSING ARRANGEMENTS AND ATM CONTRACTS. Effective as of immediately prior to Closing (or on such other date as mutually agreed by Texas regional and Riverway Holdings), Riverway Holdings and its subsidiaries shall have exercised its right to terminate its data processing services contract with Fiserv Solutions, Inc., on terms and upon conditions reasonably acceptable to Texas Regional and all other data processing and automated teller machine service contracts, and any termination fees or penalties shall have been fully accounted for.

      5.13 TERMINATION OF CD CUSTODIAL BUSINESS. Riverway Holdings and its subsidiaries shall have terminated its CD Custodial Business, except for an aggregate of not greater than 47 custodial accounts, amounting to an aggregate of not greater than $4,700,000 in total custodial account balances.

      5.14 DECLARATION OF EFFECTIVENESS OF REGISTRATION STATEMENT AND OTHER APPROVALS. The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of TRBS Common Stock are to be issued to shareholders of Riverway

Holdings, including both the Closing Shares and the Holdback Shares, and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional. Any action required to be taken by Nasdaq to qualify or otherwise approve all such shares for trading on the National Market System shall have been received.

      5.15  TRUST PREFERRED SECURITIES.

            a. Texas Regional shall have received evidence that all notices required to be given and any consents required to be obtained pursuant to any document or instrument related to the March Trust Preferred Issue have in fact been given or obtained by Riverway Holdings. Texas Regional shall have received the March Trust Preferred Confirmation, and each of Riverway Holdings and any other party required to execute the same shall have executed a supplemental indenture pursuant to which TRD will be substituted for Riverway Holdings and which shall otherwise conform to the requirements of the Indenture executed as part of the March Trust Preferred Issue and the Trust Indenture Act.

            b. Texas Regional shall have received evidence that all notices required to be given and any consents required to be obtained pursuant to any document or instrument related to the July Trust Preferred Issue have in fact been given or obtained by Riverway Holdings. Texas Regional shall have received the July Trust Preferred Confirmation, and each of Riverway Holdings and any other party required to execute the same shall have executed a supplemental indenture pursuant to which TRD will be substituted for Riverway Holdings and which shall otherwise conform to the requirements of the Indenture executed as part of the July Trust Preferred Issue and the Trust Indenture Act.

                                    ARTICLE 6

                CONDITIONS TO OBLIGATIONS OF RIVERWAY HOLDINGS


      The obligations of Riverway Holdings under this Agreement are subject, in the discretion of Riverway Holdings, to the satisfaction at or prior to the Closing Date, of each of the following conditions:

      6.1 COMPLIANCE WITH REPRESENTATIONS AND COVENANTS. The representations and warranties made by Texas Regional in this Agreement shall have been true in all material respects when made and, except as may otherwise be contemplated or permitted herein, shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas Regional shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Riverway Holdings shall have been furnished with a certificate dated the Closing Date, signed by the President of Texas Regional, in his capacity as such, to the foregoing effect.

      6.2 SHAREHOLDER APPROVAL. The shareholders of Riverway Holdings shall have approved the transaction at a duly called meeting of the shareholders.

      6.3 REGULATORY APPROVALS. Texas Regional shall have received approval of the transactions contemplated by this Agreement, including the merger of Riverway Holdings with and into TRD, the merger of Riverway Delaware with and into TRD, and the merger of Riverway Bank with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Riverway Holdings may, but shall not be obligated to, answer and defend such contest.

      6.4 LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or which could reasonably be expected to result in a Material Adverse Effect on the financial condition, results of operations and business of Texas Regional and its subsidiaries, taken as a whole, and Riverway Holdings shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas Regional, in his capacity as such, to the effect that no litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

      6.5 DECLARATION OF EFFECTIVENESS OF REGISTRATION STATEMENT. The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of TRBS Common Stock are to be issued to shareholders of Riverway Holdings and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.

      6.6 OPINION OF COUNSEL. Prior to closing, Texas Regional shall deliver to Riverway Holdings the opinion of Texas Regional's counsel, in form and content satisfactory to Riverway Holdings, as to the approvals of the Merger by the Board of Directors of Texas Regional and by the Board of Directors and shareholders of TRD.

      6.7 FAIRNESS OPINION. Prior to the Riverway Holdings shareholder meeting, Riverway Holdings shall have received a fairness opinion prior to its shareholders' meeting, in form and content acceptable to Riverway Holdings in its sole discretion, and rendered by a firm acceptable to Riverway Holdings in its sole discretion, as to the fairness of the transaction to Riverway Holdings and the shareholders of Riverway Holdings, and such fairness opinion shall not have been withdrawn or materially modified.

      6.8 TAX OPINION. Riverway Holdings shall have received an opinion of Andrews & Kurth L.L.P., counsel to Riverway Holdings, in form and substance reasonably satisfactory to Riverway Holdings to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and no gain or loss will be recognized by the shareholders of Riverway Holdings to the extent that they receive TRBS Common Stock solely in exchange for their Riverway Holdings capital stock in the Merger. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinion.


                                    ARTICLE 7

                               CLOSING OBLIGATIONS

      7.1 TEXAS REGIONAL OBLIGATIONS. At the Closing, Texas Regional shall deliver the following to Riverway Holdings:

            7.1.1 Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, and Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the mergers of Riverway Holdings with and into TRD, and Riverway Delaware with and into TRD;

            7.1.2 Holdback Escrow Agreement executed by Texas Regional in the form of Annex D;

            7.1.3 Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Texas Regional, the accuracy of all representations and warranties of Texas Regional, the approval by the Board of Directors of Texas Regional and TRD, of resolutions authorizing and approving the merger transaction;

            7.1.4 Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this Agreement or as may be reasonably requested by Riverway Holdings to effectuate the transaction herein described;

            7.1.5 Authorization to the Texas Regional transfer agent and registrar to issue and deliver the Closing Shares, after all adjustments have been made as herein described, to the former Riverway Holdings shareholders, and Texas Regional shall otherwise cause the transfer agent and registrar to deliver certificates evidencing the Closing Shares to the former Riverway Holdings shareholders as herein described;

            7.1.6 Authorization to the Texas Regional transfer agent and registrar to issue and deliver Holdback Shares, to TSB Trustee, to be held in trust for the Riverway Holdings shareholders and Texas Regional as herein provided;

            7.1.7 An opinion of Texas Regional's counsel in form and substance required by this Agreement and otherwise acceptable to Riverway Holdings; and

            7.1.8 Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this Agreement or as may be reasonably requested by Riverway Holdings to consummate the transaction herein described.


      7.2 RIVERWAY HOLDINGS OBLIGATIONS. At the Closing, Riverway Holdings shall deliver the following to Texas Regional:

            7.2.1 Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, and Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the mergers of Riverway Holdings with and into TRD, and Riverway Delaware with and into TRD.

            7.2.2 SAR Redemption Agreements executed by each of the SAR Holders in the form of Annex C, the Holdback Escrow Agreement executed by Riverway Holdings and the Shareholder Representative in the form of Annex D and an updated Disclosure Letter (if required);

            7.2.3 Officer's Certificates of Riverway Holdings, Riverway Delaware and Riverway Bank, including an incumbency certification in each case, and further certifying as to the existence and good standing of each entity, the accuracy of all representations and warranties of Riverway Holdings, the approval by the Board of Directors of each of Riverway Holdings, Riverway Delaware and Riverway Bank, and by the shareholders of Riverway Holdings, by Riverway Holdings as the sole shareholder of Riverway Delaware, and by Riverway Delaware as the sole shareholder of Riverway Bank, in each case authorizing and approving the transaction.

            7.2.4 Certificates of Existence of each of Riverway Holdings (issued by the Secretary of State of Texas), Riverway Delaware (issued by the Secretary of State of Delaware) and Riverway Bank (issued by the Texas Banking Department) in each case dated as of a date not more than five days prior to the Closing;

            7.2.5 Certificate of Good Standing of each of Riverway Holdings (issued by the Texas Comptroller of Public Accounts), Riverway Delaware (issued by the Secretary of State of Delaware) and Riverway Bank (issued by the Texas Comptroller of Public Accounts), in each case dated as of a date not more than five days prior to the Closing;

            7.2.6 Certificates of adoption of appropriate resolutions, Certificates of Merger, Articles of Merger and other documents as may be required by Texas Regional to effect the mergers of Riverway Holdings with and into TRD, and Riverway Delaware with and into TRD, and to effect the merger of Riverway Bank with and into Texas State Bank;

            7.2.7 An opinion of Riverway Holdings' counsel in form and substance required by this Agreement and otherwise acceptable to Texas Regional; and

            7.2.8 Such other documents, certificates, and other items as may be required to be delivered by Riverway Holdings pursuant to the terms of this Agreement or as may be reasonably requested by Texas Regional to consummate the transaction herein described.


                                    ARTICLE 8

                                  MISCELLANEOUS

      8.1 BROKERS. Texas Regional and Riverway Holdings agree that no third party has in any way brought the parties together or been instrumental in the making of this Agreement, and that no person has any lawful claim for any commission, brokerage or finder's fee, or other payment with respect to this Agreement, the merger of Riverway Bank with and into Texas State Bank, or the transactions contemplated hereby and thereby based on any alleged agreement or understanding between such party and any third person, whether express or implied from the actions of such party. Texas Regional and Texas State Bank will not be responsible for any brokerage or finders fees and will be indemnified by the Riverway Holdings shareholders from any liability for brokerage or finders fees in connection with the transactions.

      8.2 EXPENSES. The shareholders of Riverway Holdings shall bear and be responsible for personal expenses which they may incur in connection with the transaction contemplated hereby, and no part of such personal expenses shall be borne by Riverway Holdings, Riverway Bank or Texas Regional. Riverway Holdings shall bear and be responsible for its own attorney's fees and other expenses, including the cost of soliciting proxies and conducting the shareholders' meeting called to consider the merger transactions, including attorney's fees for counsel to Riverway Holdings (all of which shall be fully paid or accrued prior to closing). Texas Regional shall bear and be responsible for its own attorney's fees and other expenses in connection with the evaluation of the transaction described herein and in connection with the consummation of the transactions contemplated hereby, except as otherwise provided herein.

      8.3 NOTICES. Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is to be sent at the following addresses:

      If to Texas Regional or to Texas State Bank, then to:

            Texas Regional Bancshares, Inc.
            3900 North 10th Street, 11th Floor
            McAllen, Texas 78501
            Attention:  Mr. Glen E. Roney
                        Chairman of the Board

            with a copy to:

                  William A. Rogers, Jr.
                  Rogers & Whitley, L.L.P.
                  816 Congress Avenue, Suite 1100
                  Austin, Texas  78701


      If to Riverway Holdings, Riverway Delaware, Riverway Bank, or the Principal Shareholders, then to:

            Riverway Holdings, Inc.
            Five Riverway
            Houston, Texas 77056

            Attention:  Mr. John E. Phillips,
                              President

            with copies to:

                  John Adkins
                  Andrews & Kurth, L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002

                  Jack H. Mayfield, Jr.
                  Goldston Oil Corporation
                  1819 St. James Place
                  Houston, Texas 77056

                  and

                  David L. Lane
                  20 Briar Hollow Lane
                  Houston, Texas 77027

      8.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent required by section 8.10, the directors, officers, and the Principal Shareholders, but shall not be assigned by any party without the prior written consent of the other party.

      8.5 ARTICLE AND OTHER HEADINGS. Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements, understandings, agreements or covenants between the parties. This Agreement may only be modified by an instrument in writing executed by both Texas Regional and Riverway Holdings.

      8.7 WAIVERS. Texas Regional or Riverway Holdings may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

      8.8 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

      8.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      8.10 PRINCIPAL SHAREHOLDERS OF RIVERWAY HOLDINGS. Contemporaneously with the execution and delivery hereof, each Principal Shareholder is executing and delivering to Texas Regional an Agreement and Irrevocable Proxy in the form of Annex B-1 and each Principal Shareholder who has an "A" designation opposite his, her or its name on Annex A has executed a Lock-Up Agreement in the form of Annex B-2. The execution by each of the Principal Shareholders of Riverway Holdings of the Agreement and Irrevocable Proxy, and the execution by each Principal Shareholder who has an "A" designation opposite his, her or its name on Annex A of the Lock-Up Agreement, represent a material consideration to Texas Regional, inducing Texas Regional to execute this Agreement. But for the execution by each Principal Shareholder of the Agreement and Irrevocable Proxy and the execution by each Principal Shareholder who has an "A" designation opposite his, her or its name on Annex A of the Lock-Up Agreement, Texas Regional would not execute this Agreement. Among the provisions of the Lock-Up Agreement, and part of the material inducement to Texas Regional, is the commitment by each of the Principal Shareholders who has an "A" designation opposite his, her or its name on Annex A that, until the earlier of (i) 48 hours after the first publication by Texas Regional of its regularly quarterly financial statements after Closing or (ii) 90 days following the date of Closing, such Principal Shareholder will not sell, pledge, transfer or otherwise dispose of any shares of Texas Regional stock to be acquired by him in the merger transaction, unless such Principal Shareholder first obtains the consent of Texas Regional. The share certificate of each Principal Shareholder who has an "A" designation opposite his, her or its name on Annex A will contain a restrictive legend to the foregoing effect. Texas Regional will remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in this paragraph. Each Principal Shareholder that is a director or executive officer of Riverway Holdings further acknowledges and agrees that he will be subject to Rule 145 promulgated by the SEC under the 1933 Act, and he agrees not to transfer any Texas Regional stock received by him in the Merger except in compliance with applicable provisions of the 1933 Act, the 1934 Act and applicable rules and regulations promulgated thereunder. The obligations of the Principal Shareholders described in this paragraph shall survive the closing of the transactions described in this Agreement.

      8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the merger is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.


                   [Remainderof page left blank intentionally;]
                            signature lines follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    TEXAS REGIONAL BANCSHARES, INC.



ATTEST:                             BY: /s/ G.E. RONEY
                                        -------------------------------------
                                          GLEN E. RONEY,
                                          CHAIRMAN OF THE BOARD
 /s/ PAUL S. MOXLEY
-------------------------------
   Paul S. Moxley,
   Senior Executive Vice President


                                    RIVERWAY HOLDINGS, INC.



ATTEST:                             BY: /s/ JACK H. MAYFIELD, JR.
                                        -------------------------------------
                                          JACK H. MAYFIELD, JR.
                                          CHAIRMAN OF THE BOARD

/s/ PATRICK C. REED
-------------------------------
   Secretary

                                     ANNEX A


                                                                Proxy &
                   Shareholder                                  Lock-up     Proxy Only
-                                                -        -
JNP INVESTMENTS, LTD                                A            243,275
MORTON A COHN                                       A            190,000
WALTER G MAYFIELD                                   A            124,094
LYDIA MAYFIELD ABBOTT 1999 TRUST                                             121,689
JACK H MAYFIELD III                                                          121,689
SUSAN MAYFIELD 1997 MARITAL TRUST                   A            122,500
UBS PAINE WEBBER FBO JACK MAYFIELD                  A            113,250
BRUCE ANDERSON                                                                79,000
SMITH BARNEY CUSTODIAN FOR HOWARD AYERS                           75,590
MAYFIELD I LTD                                      A             65,370
HOWARD T AYERS JR                                   A             63,565
MAYFIELD CHARITABLE TRUST #1                        A             62,500
MAYFIELD CHARITABLE TRUST #2                        A             62,500
DAVID L LANE                                        A             50,000
JOSEPH E REID                                       A             53,750
JOHN LEWELL THOMPSON                                                          50,000
HENRY V SEGER                                       A             49,730
AJ FOYT JR                                          A             40,000
JOHN E PHILLIPS                                     A             30,000
IRIS GOLDSTON LTD                                   A             26,810
MICHAEL A SEGER                                                               22,500
JOEL M LEVY                                         A             21,345
IRIS GOLDSTON TRUST FOR NANCY ZOE GOLDSTON
(HERPIN)                                                                      20,258
JOHN E PHILLIPS PURSUANT TO VESTING AGREEMENT
DTD 6/30/97                                         A             20,000
ARRIBA CORPORATION                                  A             16,125
BALCONES INVESTMENTS CORPORATION                    A             16,125
CATAHOULA CORPORATION                               A             16,125
MADELINE G O'BRIEN                                  A             12,875
JACK LANE & RHEA C LANE JTWROS                                                12,500
ALFRED L FRIEDLANDER                                                          12,500
AMERICAN SPEED 401K PROFIT SHARING PLAN                                       12,500
JAMES D MACINTYRE                                   A             12,500
SAMUEL A JONES                                      A             11,235
HARLON E MARTIN JR                                  A              8,810
RACHEL ANNE LANE                                                               7,210

ROBERT L LANE                                                                  7,210
NEAL B ANDERSON                                                                6,000
SCOTT L ANDERSON                                                               6,000
KAREN A MARTIN                                      A              6,000
CRAIG F ANDERSON                                                               6,000
KEVIN W ANDERSON                                                               5,000
DAVID H REID                                                                   5,000
JOSEPH T REID                                                                  5,000
KIM S REID                                          A              5,000
LESLIE C REID                                                                  5,000
LISA R REID                                                                    5,000
TAYLOR R REID                                                                  5,000
LAUREN ELISABETH LANE                                                          7,210
CARRIE TAYLOR THOMPSON TRUST                                                   1,250
TANNER ELIZABETH THOMPSON TRUST                                                1,250
SHERRI T ANDERSON                                                              1,000
PATRICK C REED                                      A                500
KATHERINE ANN JONES                                 A                120
ROBERT BOYD JONES                                   A                120
SCOTT ALEXANDER JONES                               A                120
                                                          ---------------------------


TOTAL SHARES                                     2,817,815


         A - Lock up Agreement received                        1,519,934     525,766

                                                                  53.94%      18.66%


                                    ANNEX B-1



                         AGREEMENT AND IRREVOCABLE PROXY

      This Agreement and Irrevocable Proxy (the "Proxy") is dated to be effective as of the ______ day of September, 2001, by and between Riverway Holdings, Inc. ("Riverway"), Texas Regional Bancshares, Inc. ("Texas Regional") and the undersigned shareholder of Riverway (the "Shareholder").

      Riverway and Texas Regional propose to enter into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for, among other things, the merger (the "Merger") of Riverway with and into Texas Regional Delaware, Inc. in accordance with the terms and provisions of, and subject to the conditions set forth in, the Agreement and Plan of Reorganization, as a result of which all of the outstanding shares of Riverway common stock will be converted into the right to receive shares of Texas Regional common stock on the basis set forth in the Agreement and Plan of Reorganization. As a material consideration to Texas Regional, to induce Texas Regional to enter into the Agreement and Plan of Reorganization, the Shareholder has agreed to enter into this Proxy. The Shareholder acknowledges that but for his, her or its execution hereof, Texas Regional would not enter into the Agreement and Plan of Reorganization with Riverway.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, including the benefits expected to be derived by the Shareholder as a shareholder of Riverway, the Shareholder hereby covenants and agrees as follows:

      1. The Shareholder is the owner, beneficially and of record, of the number of shares of common stock of Riverway (the "Shares") identified on the signature page of this Agreement. The Shares represent all of the shares of capital stock of Riverway owned, beneficially and of record, by the Shareholder.

      2. Shareholder has had a full opportunity to consider and review the transactions described in the Agreement and Plan of Reorganization and to ask questions of management of each of Texas Regional and Riverway, as Shareholder has considered necessary or desirable. As a result of that review and such other or additional due diligence and other procedures as Shareholder has deemed advisable, Shareholder fully consents to and approves of the transactions described in the Agreement and Plan of Reorganization and hereby agrees to support such transactions and recommend the same to other shareholders of Riverway.

      3. Subject to Section 6 hereof, Shareholder hereby irrevocably constitutes and appoints Jack G. Mayfield, Jr. and David L. Lane, and each of them acting individually, with full power of substitution in the premises, as agents, proxies and attorneys-in-fact on behalf of the Shareholder, to vote the Shares in favor of the Merger at the Riverway shareholder meeting called to vote on and approve the Merger and at any adjournment thereof. Shareholder hereby further authorizes such agents, proxies and attorneys-in-fact to take such other actions on behalf of Shareholder as they may deem advisable to effect and consummate the transactions described in the Agreement and Plan of Reorganization and to otherwise vote or represent the Riverway Shares on any other matters incident to the consummation of the Merger or incident to the meeting, which may properly come before the meeting or any adjournment thereof. SHAREHOLDER ACKNOWLEDGES THAT THE PROXY HEREIN GRANTED IS A PROXY COUPLED WITH AN INTEREST AND IS IRREVOCABLE (SUBJECT TO SECTION 6 HEREOF).

      4. The Shareholder hereby revokes all previous proxies granted with respect to any of the Shares that would conflict with the terms of the Proxy granted hereby.

      5. Under no circumstances shall any sale or other transfer of any of the Shares subject to this Proxy be valid until the proposed transferee thereof shall have executed and become a party to this Proxy and thereby shall have become subject to all of the provisions hereof, unless the requirement is waived by written consent of Texas Regional; PROVIDED, HOWEVER, any failure to so execute this Proxy shall not in any manner restrict the applicability of all of the terms and provisions of this Proxy to the Shares; and notwithstanding any other provisions of this Proxy, no such sale or other transfer of any kind shall in any event result in the nonapplicability of the provisions hereof at any time to any of the Shares.

      6. Notwithstanding any other provisions of this Proxy, the Shareholder may terminate this agreement and revoke the Proxy contained herein at any time prior to the Riverway shareholder meeting called to vote on the Merger and any adjournment thereof by notice to Texas Regional and Riverway if Texas Regional amends the Agreement and Plan of Reorganization in any material respect.

      7. This Agreement shall terminate at the earliest to occur of (i) the Effective Time of the Merger (as defined in the Agreement and Plan of Reorganization), (ii) the termination of the Agreement and Plan of Reorganization in accordance with its terms, (iii) termination of this Proxy in accordance with Section 6. hereof, or (iv) February 28, 2002.

      THIS PROXY IS EXECUTED, DELIVERED, AND PERFORMABLE IN HARRIS COUNTY, TEXAS, AND THE LAWS OF THE STATE OF TEXAS WILL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS PROXY.

      EXECUTED to be effective as of the date first written above.

                                          --------------------------------------
Number of shares of                              (Shareholder's signature)
Riverway common stock
beneficially owned of record:



-----------------------------             --------------------------------------
                                          (Typed or printed name of Shareholder)




ACCEPTED AND ACKNOWLEDGED:


TEXAS REGIONAL BANCSHARES, INC.




By: ____________________________
    Glen E. Roney,
    Chairman of the Board




RIVERWAY HOLDINGS, INC.




By: ____________________________
    President

                                    ANNEX B-2



                         TEXAS REGIONAL BANCSHARES, INC.

                             RIVERWAY HOLDINGS, INC.

[Shareholder Name]
[Address]

Dear [Shareholder]:

      This Lock-Up Agreement (the "AGREEMENT") is dated to be effective as of the ____ day of September, 2001, by and between Riverway Holdings, Inc. ("RIVERWAY"), Texas Regional Bancshares, Inc. ("TEXAS REGIONAL") and the undersigned shareholder of Riverway (the "SHAREHOLDER").

      Riverway and Texas Regional propose to enter into an Agreement and Plan of Reorganization (the "AGREEMENT AND PLAN OF REORGANIZATION") providing for, among other things, the merger (the "MERGER") of Riverway with and into Texas Regional Delaware, Inc. in accordance with the terms and provisions of, and subject to the conditions set forth in, the Agreement and Plan of Reorganization, as a result of which all of the outstanding shares of Riverway common stock will be converted into the right to receive shares of Texas Regional common stock on the basis set forth in the Agreement and Plan of Reorganization. As a material consideration to Texas Regional, to induce Texas Regional to enter into the Agreement and Plan of Reorganization, the Shareholder has agreed to enter into this Agreement. The Shareholder acknowledges that but for his, her or its execution hereof, Texas Regional would not enter into the Agreement and Plan of Reorganization with Riverway.

      In consideration of the Agreement and Plan of Reorganization, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder hereby agrees as follows:

      1. Shareholder agrees that the shares of common stock of Texas Regional to be received by the Shareholder in exchange for all of the shares of Riverway common stock owned, beneficially and of record, by the Shareholder in accordance with the terms set forth in the Agreement and Plan of Reorganization will not be sold, pledged, transferred or otherwise disposed of in any manner until the expiration of the earlier of 90 days after the Closing Date of the Merger (as defined in the Agreement and Plan of Reorganization) or 48 hours after the time of publication of the first post-merger earnings release by Texas Regional unless such Shareholder first obtains the consent of Texas Regional. If Shareholder or an affiliate of Shareholder is a director or executive officer of Riverway, the Shareholder further acknowledges and agrees that he, she or it will be subject to

      Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and Shareholder agrees not to transfer any Texas Regional stock received in consideration of the transactions described in the Agreement and Plan of Reorganization, except in compliance with applicable provisions of the Securities Act, the Securities Exchange Act of 1934 and applicable rules and regulations promulgated thereunder. Shareholder's share certificate will contain a restrictive legend as set forth in more detail in Section 3 hereof. Texas Regional will remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of such transfer restrictions described in this paragraph which are specifically applicable to Shareholder.

      2. Subject to the expiration of the transfer restrictions as described in this Agreement, the transfer restrictions applicable to the Shareholder as described in this Agreement shall survive the Closing Date and shall, subject to the restrictions on transfer herein described, be binding upon the heirs, legal representatives, successors and assigns of the Shareholder.

      3. Shareholder agrees that all certificates representing shares of Texas Regional received by Shareholder in connection with the transaction described in the Agreement and Plan of Reorganization shall have endorsed upon them in boldface type the following legend:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT (THE "LOCK-UP AGREEMENT") DATED AS OF __________________, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT. A COPY OF SAID LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

      4. This Agreement will be construed in accordance with the laws of the State of Texas without regard to the conflicts of law provisions thereof.

      5. This Agreement may be executed in multiple originals, each of which is considered an original. This Agreement fully sets forth the entire agreement between the parties hereto, supersedes all prior agreements and understandings, and shall not be modified except in writing signed by all parties hereto.

      6. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

      If you agree to the terms and conditions of this Agreement, please indicate such acceptance by signing and returning to the undersigned the duplicate copy of this Agreement.


                                    Very truly yours,

                                    RIVERWAY HOLDINGS, INC.


                                    _______________________________
                                    By:
                                    Name:
                                    Title:

Agreed to as of the date first written above:

[SHAREHOLDER]


________________________________
By:
Name:
Title:


TEXAS REGIONAL BANCSHARES, INC.


________________________________
By:
Name:
Title:

                                     ANNEX C



                            STOCK APPRECIATION RIGHTS
                        REDEMPTION AND RELEASE AGREEMENT



      This Stock Appreciation Rights Redemption and Release Agreement (this "AGREEMENT") is made and entered into as of this ____ day of September, 2001 by and between Riverway Holdings, Inc. ("RIVERWAY HOLDINGS"), a Texas corporation, Riverway Bank (the "BANK"), a Texas state chartered bank, and the undersigned participants (the "PARTICIPANTS") in the Riverway Holdings, Inc. Stock Appreciation Rights Plan (the "SAR PLAN").

      WHEREAS, effective January 1, 2000, Riverway Holdings and the Bank established the SAR Plan, a copy of which is attached hereto as EXHIBIT A, pursuant to a resolution duly adopted by Riverway Holdings' Board of Directors on November 18, 1999;

      WHEREAS, Riverway Holdings is a party to an Agreement and Plan of Reorganization with Texas Regional Bancshares, Inc. ("TEXAS REGIONAL") of even date herewith, providing for the merger (the "MERGER") of Riverway with and into a subsidiary of Texas Regional, with the subsidiary of Texas Regional as the surviving corporation;

      WHEREAS, it is a condition to the Closing (as defined in the Agreement and Plan of Reorganization) of the Merger that all Participants have executed and delivered this Agreement and that the SAR Plan is terminated simultaneously with the Closing;

      WHEREAS, pursuant to Section 6(b)(iii) of the SAR Plan, the Merger causes the vesting in full of all of the Participants' interests in rights (the "SAR RIGHTS") in the SAR Plan;

      WHEREAS, Riverway Holdings desires to redeem all of the SAR Rights as described in more detail below (such terms being defined in the SAR Plan);

      WHEREAS, in connection with the redemption in full of all of the SAR Rights issued under the SAR Plan, Riverway Holdings and the Bank desire to terminate the SAR Plan simultaneously with the Closing of the Merger; and

      WHEREAS, in consideration of the redemption in full of all of the SAR Rights, the undersigned Participants desire to release and discharge Riverway Holdings and the Bank from any and all of their obligations under the SAR Plan.

      NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                     REDEMPTION OF STOCK APPRECIATION RIGHTS

      Pursuant to Section 8(f) of the SAR Plan, Riverway Holdings has the option to redeem the SAR Rights at any time for a price equal to 100% of the Fair Market Value of the SAR Rights at the time of redemption, reduced by the Initial Value of the SAR Rights redeemed. Pursuant to Section 7, Note 3 of the SAR Plan, "Fair Market Value" for this purpose shall be the same as determined for a share of Riverway Holdings common stock in any applicable agreement of sale or merger. Pursuant to Section 5 of the SAR Plan, the "Initial Value" of each SAR issued to a Participant shall be determined by the Board in the Stock Appreciation Rights Agreement (the "SAR AGREEMENT") granting the SAR Rights to a Participant. All outstanding SAR Rights were granted by the Board with an Initial Value of $9.84 per SAR Right. Accordingly, the redemption value (the "REDEMPTION VALUE") to be paid immediately prior to Closing (as defined in the Agreement and Plan of Reorganization) for each SAR Right shall be (i) the product determined by multiplying the Closing Exchange Ratio (as defined in the Agreement and Plan of Reorganization) by the average closing price for Texas Regional's Class A Voting Common Stock on the Nasdaq National Market System, as reported by The Nasdaq Stock Market, Inc. for the 20 trading days ending on the last trading day immediately prior to the execution of the Agreement and Plan of Reorganization less (ii) the Initial Value.

                                   ARTICLE II

                                     RELEASE

      2.1 The parties hereto mutually agree to waive all of their respective rights under the SAR Plan and to terminate any and all of their obligations under the SAR Plan.

      2.2 Effective upon Closing and in consideration of the redemption in full of all SAR Rights upon payment at Closing by Riverway Holdings of the Redemption Value as provided in Article I, the sufficiency of which is hereby acknowledged, the Participants, for themselves, their predecessors, successors, employees, shareholders, attorneys, and all other persons or entities claiming by, through or under any of them, do hereby and effective upon Closing unconditionally, fully, finally and forever release and discharge Riverway Holdings and the Bank, their predecessors, successors, affiliates, assigns, personal representatives, agents, servants, past and present officers, directors, employees, shareholders, attorneys, and all other persons or entities claiming by, through or under any of them of and from any and all claims, causes of action, debts, covenants, contracts, policies, agreements, judgments, liabilities, actions, demands, and liens otherwise, known or unknown, now existing or that might be asserted hereafter based upon any acts or omissions up to and including the date of this Agreement with respect to, arising out of or relating to the SAR Plan or any SAR Agreement.

      EXECUTED as of this date set forth above.

                                    RIVERWAY HOLDINGS, INC., a Texas corporation


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                    RIVERWAY BANK, a Texas state chartered bank


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                  [PARTICIPANT]


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------




Number of SAR Rights:

------------------------------

                                     ANNEX D



                            HOLDBACK ESCROW AGREEMENT

      This Holdback Escrow Agreement (the "Holdback Escrow Agreement" or the "Agreement") is made and entered into as of the _____ day of _______________, 200__ by and between Texas Regional Bancshares, Inc., a Texas corporation ("Texas Regional"), Riverway Holdings, Inc. ("Riverway Holdings"), and Texas State Bank Trust Department ("Escrow Agent").

      Jack H. Mayfield, Jr. joins into the execution hereof to evidence his agreement to accept appointment as the initial agent for the shareholders of Riverway Holdings listed on Exhibit A (herein sometimes called the "Riverway Shareholders"). The Riverway Shareholders may, by action of a majority in interest of the Riverway Shareholders, at any time appoint a substitute for Jack
H. Mayfield, Jr. as agent for the Riverway Shareholders, which appointment shall be effective upon delivery of notice thereof to both the Escrow Agent and Texas Regional. Jack H. Mayfield, Jr. or any successor appointed as the agent for the Riverway Shareholders pursuant to the terms hereof is herein referred to as the "Shareholder Representative."

      WHEREAS, Texas Regional and Riverway Holdings have entered into an Agreement and Plan of Reorganization dated September ____, 2001, pursuant to which Riverway Holdings is, of even date herewith, being merged with and into Texas Regional Delaware, Inc., a Delaware corporation wholly owned by Texas Regional (the closing of such merger transaction being herein called the "Closing"); and

      WHEREAS, the Agreement and Plan of Reorganization by and between Texas Regional and Riverway Holdings provides for the escrow of a portion of the shares of Texas Regional Class A Voting Common Stock ("TRBS Common Stock"), to be distributed to Texas Regional in the event that Texas Regional and its subsidiaries sustain certain losses more particularly described herein, or to the Riverway Shareholders in the event that Texas Regional and its subsidiaries do not sustain such losses;

      NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained in the Agreement and Plan of Reorganization, Texas Regional, Riverway Holdings, the Shareholder Representative and the Escrow Agent hereby agree as follows:

1. HOLDBACK SHARES. Of even date herewith, Texas Regional is depositing into escrow with the Escrow Agent, as required by the terms of the Agreement and Plan of Reorganization, an aggregate of 100,000 shares of TRBS Common Stock (the "Holdback Shares"). At all times during which any Holdback Shares are held pursuant to this Holdback Escrow Agreement, the Riverway Shareholders shall be treated as the beneficial owners of the Holdback Shares, and as the beneficial owners of any dividends thereon and any other proceeds thereof, in each case subject to the rights of Texas Regional under this Holdback Escrow Agreement to require that such Holdback Shares be distributed to Texas Regional in payment of Losses and Damages (as herein defined) attributable to one or more Special Claims (as herein defined). The Riverway Shareholders shall have no right to substitute other property for the Holdback Shares. Each Riverway Shareholder shall be required to recognize for Federal income tax purposes (and any applicable state income tax) any dividends on Holdback Shares allocated and paid to such Riverway Shareholder.

      Each Riverway Shareholder shall be entitled to vote his or her allocated Holdback Shares in any action requiring a vote of the shareholders of Texas Regional, unless and until such time as such Holdback Shares are actually distributed to Texas Regional.

      The rights of the Riverway Shareholders hereunder, including any interest in or right to receive Holdback Shares held by any Riverway Shareholder, are not transferable or assignable by the Riverway Shareholders other than by will or by the laws of descent and distribution.

2. SPECIAL CLAIMS. Texas Regional shall be entitled to require that Holdback Shares be distributed to Texas Regional in the event that Texas Regional, Texas Regional Delaware, Inc. (including as a result of its being the successor by virtue of its mergers with Riverway Holdings and Riverway Holdings of Delaware, Inc. ("Riverway Delaware")), Texas State Bank (including as a result of its being the successor by virtue of its merger with Riverway Bank), Riverway Holdings, Riverway Delaware, Riverway Bank, or any person entitled to indemnification from any of the foregoing, is required to pay any amount of Losses and Damages arising out of Riverway's CD Custodial Business, including specifically but without limitation, any Losses and Damages incurred by Texas Regional or any subsidiary thereof, resulting from the conduct of Riverway Holdings, Riverway Delaware, Riverway Bank or any officer, director, employee or other affiliate thereof. The foregoing are herein collectively referred to as "Special Claims" and individually as a "Special Claim." For purposes hereof, the term "CD Custodial Business" shall mean and refer to the business of Riverway Holdings (including its indirect wholly-owned subsidiary, Riverway Bank, either in its own name or under the assumed name of Riverway Trust) of providing custodial services for brokered certificates of deposit. For purposes hereof, the term "Losses and Damages" shall mean any and all amounts which are paid to claimants making Special Claims as a result of judgments or settlements (but as to settlements, only those settlements that are agreed to by the Chairman of the Board of Texas Regional and by the Shareholder Representative), and all related out-of-pocket expenses incurred by Texas Regional or any subsidiary thereof, including, but not necessarily limited to, reasonable attorney's fees, investigation costs, accounting costs, court costs and other expenses related to the defense or settlement of Special Claims.

3. INSURANCE CLAIMS. Prior to seeking a distribution of Holdback Shares, Texas Regional agrees to use reasonable efforts to take all action necessary to abide by and collect from applicable insurance policies in the event that such policies cover Special Claims. Any recovery by Texas Regional from an insurance policy for a Special Claim, if any, will be offset against Texas Regional's distribution, if any, from the escrow account. Texas Regional agrees to maintain in place all prepaid insurance policies of Riverway Holdings which might provide coverage for Special Claims, including without limitation, that certain policy number 8595540 issued by Executive Risk Indemnity, Inc.

4. DISTRIBUTION PROCEDURE. In the event Texas Regional , or any of its subsidiaries, Riverway Holdings, Riverway Delaware, or Riverway Bank sustain Losses and Damages arising out of or related to Special Claims, Holdback Shares (in a number calculated as hereafter provided) shall be distributed to Texas Regional upon presentation to the Escrow Agent of evidence, in form approved by Texas Regional and the Shareholder Representative, and reasonably acceptable to the Escrow Agent, of the amount and nature of the Losses and Damages. The number of Holdback Shares distributed to Texas Regional shall equal the amount of such Losses and Damages divided by $38.302 (the "Per Share Amount"). In the event of any return of Holdback Shares to Texas Regional pursuant to this Holdback Escrow Agreement, such Holdback Shares shall be deemed repurchased by Texas Regional as treasury stock as of the date of return of the Holdback Shares.

5. DIVIDENDS OR OTHER PROCEEDS. In the event of any declaration of dividends or other distributions payable with respect to the Holdback Shares then being held by the Escrow Agent pursuant to this Holdback Escrow Agreement, such dividends and other proceeds shall be allocated, distributed and paid to the Riverway Shareholders as soon as practicable following receipt of the dividends or other distributions by the Escrow Agent. If the distribution is a cash dividend, the Escrow Agent shall mail checks payable to the Riverway Shareholders at the addresses indicated in Exhibit A within ten (10) business days following the date of receipt of such dividends by the Escrow Agent.

6. CHANGES TO CAPITAL STRUCTURE OR OWNERSHIP. In the event that the TRBS Common Stock is changed into any shares of any other class, or if Texas Regional's capital structure is otherwise modified in a manner that reclassifies the TRBS Common stock (other than pursuant to an action described in the next succeeding sentence), then the Escrow Agent shall be given full power and authority to tender any Holdback Shares for exchange or modification, and thereafter such securities as have been received in exchange shall be held as Holdback Shares for purposes of this section. In the event of a sale of substantially all of the assets of Texas Regional, a merger of Texas Regional with or into any other corporation as a result of which Texas Regional shall cease to exist, then the three-year period referred to herein shall be accelerated to the date of such sale or merger transaction, and all Holdback Shares shall be distributed to the Riverway Shareholders and the trust described in this Agreement shall be immediately terminated as if the three-year period described herein shall have expired as of the date of such sale or merger transaction.

7.    DISTRIBUTIONS.

            A. Upon the expiration of one year following the date of Closing, if no claim or demand, which upon final judgment would constitute a Special Claim, has been made against Texas Regional, Texas State Bank, Riverway Holdings, Riverway Delaware, Riverway Bank or any person related to or affiliated with any of the foregoing, the Escrow Agent shall distribute an aggregate of 25,000 Holdback Shares to the Riverway Shareholders. If one or more claims or demands, which upon final judgment would constitute Special Claims, have been made against one or more of the foregoing, a number of shares equal to the quotient when the amount of such claims or demands is divided by the Per Share Amount shall be withheld from the distribution to be made pursuant to this paragraph and shall be retained in escrow pursuant to this Agreement. If Texas Regional and the Shareholder Representative can not agree on the number of shares to be withheld, resolution of the dispute shall be submitted for arbitration by one or three arbitrators pursuant to item 9 of this Agreement.

            B. Upon the expiration of two years following the date of Closing, if no claim or demand, which upon final judgment would constitute a Special Claim, has been made against Texas Regional, Texas State Bank, Riverway Holdings, Riverway Delaware, Riverway Bank , or any person related to or affiliated with any of the foregoing, the Escrow Agent shall distribute an aggregate of an additional 25,000 Holdback Shares to the Riverway Shareholders. To the extent that one or more claims or demands, which upon final judgment would constitute Special Claims, have been made against one or more of the foregoing which have not already been withheld from distribution pursuant to subparagraph A above, a number of shares equal to the quotient when the amount of such claims or demands not yet withheld is divided by the Per Share Amount shall be withheld from the distribution to be made pursuant to this paragraph and shall be retained in escrow pursuant to this Agreement. If Texas Regional and the Shareholder Representative can not agree on the number of shares to be withheld, resolution of the dispute shall be submitted for arbitration by one or three arbitrators pursuant to item 9 of this Agreement.

            C. Upon the expiration of three years following the date of Closing, if no claim or demand, which upon final judgment would constitute Special Claims, have been made against Texas Regional, Texas State Bank, Riverway Holdings, Riverway Delaware, Riverway Bank or any person entitled to indemnification from any of the foregoing, then the Escrow Agent shall distribute the remaining Holdback Shares to the Riverway Shareholders as hereinabove provided as soon as reasonably practicable after the expiration of such three year period.

            D. Upon the expiration of three years following the date of Closing, if one or more claims or demands, which upon final judgment would constitute Special Claims, remain unresolved, then (i) after distribution to Texas Regional of the amount of any resolved Special Claims, the Escrow Agent shall distribute to the Riverway Shareholders a number of Holdback Shares which, when subtracted from the total remaining Holdback Shares then being held by the Escrow Agent, leaves in escrow a total of such shares, which, when multiplied by the Per Share Amount, would in the reasonable business judgment of Texas Regional and the Riverway Shareholder Representative satisfy the liability or costs (including reasonable attorney's fees and court costs) that may be incurred in connection with such claim, demand or cause of action, and (ii) the Escrow Agent shall retain the undistributed Holdback Shares in escrow, subject to the continuing terms hereof, to be distributed to the Riverway Shareholders to the extent still available following settlement of all such claims. If Texas Regional and the Shareholder Representative can not agree on the number of shares to be withheld, resolution of the dispute shall be submitted for arbitration by one or three arbitrators pursuant item 9 to this Agreement.

            E. All distributions by the Escrow Agent hereunder shall be accomplished as soon as practicable (but not more than ten (10) business days) after the indicated dates.

8. TERMINATION. The escrow arrangement herein described shall be terminated, and any Holdback Shares, undisbursed dividends and any other amounts then remaining in the escrow account shall be distributed to the Riverway Shareholders, in the percentages indicated in Exhibit A on the date upon which all Special Claims have been fully and completely resolved, in the joint discretion and good faith judgment of (i) Texas Regional and (ii) the Shareholder Representative on behalf of the Riverway Shareholders. Texas Regional shall also, at any time and in its sole discretion, have the authority to terminate this Agreement and direct the Escrow Agent to distribute any remaining Holdback Shares to the Riverway Shareholders.

      This Holdback Escrow Agreement shall also automatically terminate upon the distribution of all of the Holdback Shares held in accordance with the terms hereof, or if not sooner terminated shall automatically terminate and all such assets shall be distributed to the Riverway Shareholders entitled thereto, upon the expiration of seven years following the date of execution hereof.

      Following distribution of all Holdback Shares to Texas Regional and the Riverway Holdings shareholders pursuant to this Agreement, this Agreement and any further obligations of the Escrow Agent, Texas Regional, the Shareholder Representative and the Riverway Shareholders with respect to Holdback Shares shall automatically be terminated.

9. SHAREHOLDER REPRESENTATIVE AUTHORITY; DISPUTE RESOLUTION. For purposes of making any determination, settlement or agreement with respect to the Holdback Shares, including any related to the distribution of Holdback Shares, each Riverway Shareholder shall be deemed to have appointed the Shareholder Representative as his, her or its agent and attorney in fact to enter into agreements with Texas Regional regarding this Agreement and distributions of Holdback Shares. The Riverway Shareholders further hereby agree jointly and severally to indemnify and hold harmless the Shareholder Representative from all liability in connection with serving as the Shareholder Representative hereunder except as caused by gross negligence or willful misconduct of the Shareholder Representative, and further agree that the Shareholder Representative may require that Holdback Shares which would otherwise be distributed to Riverway Shareholders hereunder be distributed to the Shareholder Representative at any time in connection with such indemnification. The Shareholder Representative shall not incur any liability whatsoever in his performance of his duties under this Agreement, as long as he has acted in good faith, except for gross negligence or willful misconduct. Texas Regional and the Shareholder Representative shall consult as to matters of litigation strategy, judgments, appellate strategy, and settlement regarding Special Claims that could reasonably be expected to result in a reduction in the number of Holdback Shares to be distributed to Riverway Shareholders pursuant to this Agreement, provided, that the Shareholder Representative shall reasonably make himself available for consultation and shall not unreasonably delay Texas Regional in connection with the defense of any Special Claims. Texas Regional shall not enter into any settlement of or payment relating to Special Claims without the approval of the Shareholder Representative. Notwithstanding any other provision in this Agreement, in the event that Texas Regional and the Shareholder Representative shall not reach agreement on matters hereunder involving a reduction in the number of Holdback Shares in an equivalent dollar amount of not greater than $500,000, a mutually agreeable qualified commercial arbitrator shall be retained to resolve the unresolved issues, and the decision of such arbitrator shall be final and binding on all parties in such matters. In the event that Texas Regional and the Shareholder Representative shall not reach agreement on matters hereunder involving a reduction in the number of Holdback Shares in an equivalent dollar amount of over $500,000, each party shall appoint a qualified commercial arbitrator, and the two arbitrators shall mutually designate a third qualified commercial arbitrator. The three arbitrators thus selected shall serve together as an arbitration panel, and their decision in resolution of unresolved issues shall be final and binding on all parties in such matters. All such arbitrations shall be conducted pursuant to the applicable rules of the American Arbitration Association, and all expenses of the arbitration shall be shared as follows: (i) 50% by Texas Regional and (ii) 50% by the Riverway Shareholders from the Holdback Shares.

10. RECORDKEEPING; PROPORTIONATE FUNDING. The Escrow Agent shall maintain appropriate records indicating, initially, the number of Holdback Shares allocated to the account of each Riverway Shareholder and, thereafter, the reduction in number of Holdback Shares as a result of distributions to Texas Regional in payment of Special Claims and any other reduction hereunder, including any distributions of Holdback Shares to such Riverway Shareholder. Any Special Claim paid or other distributions made pursuant to this Holdback Escrow Agreement shall be funded by the Escrow Agent on a pro rata basis from all Riverway Shareholder accounts held pursuant to this Holdback Escrow Agreement so that, as nearly as possible, the Special Claims or other distributions made pursuant to this Holdback Escrow Agreement shall be funded from accounts maintained by the Escrow Agent for the Riverway Shareholders in the percentages indicated on Exhibit A. The Escrow Agent shall likewise maintain records indicating the dividends and other proceeds allocated and distributed to each Riverway Shareholder, and any reductions resulting from distributions of Holdback Shares to Texas Regional in payment of Losses and Damages, any distributions of Holdback Shares to Riverway Shareholders, and any other distributions in accordance with this Holdback Escrow Agreement. Not less often than annually, the Escrow Agent shall provide a report to the Shareholder Representative for the Riverway Shareholders of the number of Holdback Shares and any other amounts held for the benefit of each Riverway Shareholder. The Escrow Agent shall also prepare and file Forms 1099 and other tax returns and reports as may be required for the Riverway Shareholders to recognize for Federal income tax purposes any dividends distributed to the Riverway Shareholders on the Holdback Shares.

11. ACCESS TO INFORMATION. During the term of this Holdback Escrow Agreement, the Shareholder Representative shall have access to information relating to the Special Claims, and the progress of Texas Regional in resolving any Special Claims, in order to evaluate potential settlements and other matters relating to such Special Claims, subject to reasonable restrictions imposed by Texas Regional as and to the extent, and only as and to the extent, necessary to protect the attorney-client privilege. The Shareholder Representative agrees to maintain the confidentiality of any confidential information provided to the Shareholder Representative pursuant to this Agreement.

12. RELIANCE ON SHAREHOLDER REPRESENTATIVE AND NOTICES. Each Riverway Shareholder shall be deemed for all purposes to have appointed the Shareholder Representative to act as agent on his, her or its behalf with respect to any notices, receipts or other acts, including settlement of any dispute or other matter arising out of this Holdback Escrow Agreement, and Texas Regional and any other person shall be entitled to rely upon the acts of such Shareholder Representative in taking any action hereunder.

      Any notice required or permitted to be given hereunder shall be in writing and shall be deemed delivered upon deposit of the same into the care and custody of the United States Postal Service, by registered or certified mail, return receipt requested, addressed to the party to whom such notice is to be given, as follows:

            If to Riverway Shareholders
            or to the Shareholder Representative for the Riverway Shareholders:

                  Jack H. Mayfield, Jr., Shareholder Representative 1819 St. James Place
                  Houston, Texas  77056

            with a copy to:

                  John A. Adkins
                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002

            If to Texas Regional:

                  Glen E. Roney, Chairman of the Board
                  Texas Regional Bancshares, Inc.
                  5900 North Tenth Street, 11th Floor
                  McAllen, Texas  78501

            with a copy to:

                  William A. Rogers, Jr.
                  Rogers & Whitley, L.L.P.
                  816 Congress Avenue, Suite 1100
                  Austin, Texas  78701

Any party hereto shall be entitled to change its address for purposes of notices hereunder to any other address in the continental United States, which change shall be deemed effective upon the expiration of ten (10) business days following notice of the change given as herein provided to the other parties to this Agreement.

13. MISCELLANEOUS. This Holdback Escrow Agreement shall be construed by and governed in accordance with the laws of the State of Texas.

      This Holdback Escrow Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

      This Holdback Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, but may not be assigned by any party without the prior written consent of Texas Regional and the Shareholder Representative.

      If any provision hereof is found to be illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of such provision shall not be construed to affect the remainder of this Holdback Escrow Agreement, and the illegal, invalid or unenforceable provision shall be reformed by a court of competent jurisdiction in such a manner as to be legal, valid and enforceable.

      Headings contained herein have been inserted for convenience of reference only and shall not be deemed to construe or interpret any part of this Holdback Escrow Agreement.


                  [Remainder of page left blank intentionally;]
                            signature lines follow.]

      EXECUTED to be effective as of the date first written above.

                                    Texas Regional Bancshares, Inc.



                                    By: __________________________________
                                          Glen E. Roney,
                                          Chairman of the Board



                                    Riverway Holdings, Inc.



                                    By: ___________________________________
                                          Jack H. Mayfield, Jr.,
                                          Chairman of the Board


ACCEPTED AND AGREED TO for the limited purpose of accepting appointment as the Riverway Shareholder Representative as herein provided:



___________________________
Jack H. Mayfield, Jr.

The undersigned agrees to act as Escrow Agent for all interested parties pursuant to this Agreement without any fees or other charges, except for reimbursement of actual reasonable expenses, and without any liability on its part except for fraud or gross negligence.


                                    TEXAS STATE BANK TRUST DEPARTMENT



                                    By: ___________________________________
                                           Carroll W. Sturgis, Jr.
                                           Senior Vice President &
                                           Senior Trust Officer